                                                              Exhibit 10.43(f-5)

                    ACCESSION AGREEMENT AND FOURTH AMENDMENT
                         TO SPONSORS' SUPPORT AGREEMENT

         *** Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by an asterisk and has been filed separately with the Securities and Exchange Act of 1934, as amended, and the Commission's rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. ***

                  THIS ACCESSION AGREEMENT AND FOURTH AMENDMENT (this "Amendment"), dated 3 June 2002, is made among ADVANCED MICRO DEVICES, INC., a corporation organised and existing under the laws of the State of Delaware, United States of America, with its chief executive office and principal place of business at One AMD Place, Sunnyvale, California 94088, United States of America ("AMD Inc."); AMD SAXONY HOLDING GMBH, Dresden, registered in the Commercial Register of the Dresden County Court, HRB 13931 ("AMD Holding," and, together with AMD Inc., the "Sponsors"); AMD SAXONY LLC, a limited liability company organised and existing under the laws of the State of Delaware, United States of America ("AMD Saxony LLC"); AMD SAXONY ADMIN GmbH, with its seat in Dresden ("AMD Admin," and together with AMD SAXONY LLC, the "Additional Partner Companies"); DRESDNER BANK LUXEMBOURG S.A., as Agent (and successor to Dresdner Bank AG ("Dresdner") in such capacity) under the Loan Agreement dated 11 March 1997, as amended (as so amended, the "Loan Agreement") (in such capacity, the "Agent") for the Banks from time to time party thereto; and DRESDNER, as Security Agent under such Loan Agreement (in such capacity, the "Security Agent"); for the Secured Parties referred to therein.

                              W I T N E S S E T H:

                  WHEREAS, AMD Saxony Manufacturing GmbH, Dresden (proposed to be known as "AMD Saxony LLC & Co. KG" following the Conversion Effective Date), registered in the Commercial Register of the Dresden County Court ("AMD Saxonia"), has been formed for the purpose of constructing, owning, and operating (i) the Plant and (ii) the integrated Design Center (the construction, ownership, and operation of the Plant and the Design Center being hereinafter called the "Project");

                  WHEREAS, pursuant to the Conversion Documents, AMD Saxonia proposes to change its legal form to a Kommanditgesellschaft (a limited partnership organized under the laws of the Federal Republic of Germany), with AMD Holding and AMD Admin as its sole limited partners (Kommanditisten) and AMD Saxony LLC as its sole general partner (Komplementar) (the "Conversion");

                  WHEREAS, upon the Conversion Effective Date, AMD Saxonia wishes, with the consent of the Sponsors and the Additional Partner Companies to, among other things, modify the interest rate on Sponsors' Loans and Revolving Loans and to increase the amount of the Revolving Loan Facility; and

                  WHEREAS, with effect from the Conversion Effective Date, the Additional Partner Companies desire to accede to, and the Sponsors, the Additional Partner Companies, the Agent and the Security Agent desire to amend and supplement, the Sponsors' Support Agreement dated 11 March 1997 by and among AMD Inc., AMD Saxony Holding GmbH, Dresdner Bank AG, as Security Agent, and Dresdner Bank Luxembourg S.A., as Agent, as amended by the First Amendment to Sponsors' Support Agreement dated 6 February 1998, the Second Amendment to Sponsors' Support Agreement dated 29 June 1999, and the Third Amendment to Sponsors' Support Agreement dated 20 February 2001 (as amended, the "Sponsors' Support Agreement"), on the terms and subject to the conditions of this Amendment;

                  NOW, THEREFORE, the Sponsors, the Additional Partner Companies, the Agent (for itself and on behalf of the Banks), and the Security Agent (on behalf of the Secured Parties), agree as follows:

                                    ARTICLE I
                                    Accession

Section 1.1 With effect from the Conversion Effective Date, the Additional Partner Companies hereby accede to the Sponsors' Support Agreement and AMD Inc., AMD Holding, the Agent and the Security Agent hereby consent to such accession.

                                   ARTICLE II
                                   Definitions

Section 2.1 Definitions. Capitalized terms not otherwise defined in this Amendment are used with the definitions assigned to them in the Sponsors' Support Agreement.

                  In addition, the following term when used in this Amendment shall have the following meaning:

        "Agreed Terms" means, in respect of any document, that document substantially in the form thereof which has been initialled (for the purposes of identification) by or on behalf of AMD Saxonia and the Agent.

        "Conversion Documents": means the following agreements and documents, each in the Agreed Terms: (i) the Certificate of Formation of AMD
        Saxony LLC; (ii) the AMD Admin Articles of Association; (iii) the Formation Protocol for AMD Admin; (iv) the Application to the
        Commercial Register for Formation of AMD Admin; (v) the Resolution of AMD Holding as Shareholder of AMD Admin for Section 181 German Civil Code Release; (vi) the List of Shareholders for AMD Admin; (vii) the
        AMD Saxony LLC Agreement; (viii) the Partnership Agreement of AMD
        Saxony LLC & Co. KG; (ix) the Assignment and Trust Agreement between
        AMD Holding and AMD Saxony LLC; (x) the Purchase and Assignment Agreement between AMD Holding and AMD Admin; (xi) the Resolution of AMD Holding as Shareholder of AMD Saxonia for Transfer of Fractional Share to AMD Saxony LLC; (xii) the Notification to AMD Saxonia of Assignment of Fractional Share to AMD Admin; (xiii) the List of Shareholders of
        AMD Saxonia (reflecting addition of AMD Admin); (xiv) the Resolution of AMD Holding and AMD Saxony LLC as Shareholders of AMD Saxonia for Transfer
         of Fractional Share to AMD Admin; (xv) the Notification to AMD Saxonia of Assignment of Fractional Share to AMD Saxony LLC; (xvi) the List of Shareholders of AMD Saxonia (reflecting addition of AMD Saxony LLC);
         (xvii) the Resolution of AMD Holding, AMD Admin and AMD Saxony LLC as Shareholders of AMD Saxonia Approving Conversion to a Limited Partnership; (xviii) the Resolution of AMD Inc. as Shareholder of AMD Holding Approving Conversion of AMD Saxonia; (xix) Application to the Commercial Register for Conversion of AMD Saxonia to a Limited Partnership; (xx) Application to the Real Estate Register for Change in AMD Saxonia's Name; (xxi) the Transfer Agreement for Transfer Back Of Fractional Share between AMD Holding and AMD Saxony LLC; (xxii) Application to the Commercial Register for Transfer Back of Fractional Share by AMD Saxony LLC to AMD Holding; (xxiii) Power of Attorney regarding Removal of AMD Saxony LLC as General Partner of AMD Saxonia; and (xxiv) any other agreement or document designated by the AMD Companies (with the consent of the Agent) in addition to or in substitution for any of the above-named documents or agreements as a "Conversion Document."

         "Conversion Effective Date" means the date on which the Registration takes effect.

         "Limited Partnership" means a limited partnership
         (Kommanditgesellschaft) under the laws of the Federal Republic of Germany.

         "Registration" means the registration of the Conversion with the Commercial Register in Dresden.

Section 2.2 Construction. In this Amendment, unless the context requires otherwise, references to Sections and Schedules are to Sections and Schedules of the Sponsors' Support Agreement. Section headings are inserted for reference only and shall be ignored in construing this Amendment.

                                   ARTICLE III
                                   Amendments

Section 3.1 With effect from the Conversion Effective Date, the Sponsors' Support Agreement will be amended and restated in its entirety in the form attached as Appendix A.

Section 3.2 With effect from the Conversion Effective Date, the current version of the Disclosure Schedules shall be deleted and replaced with the new Disclosure Schedules attached as Appendix B hereto.

                                   ARTICLE IV
                                  Miscellaneous

Section 4.1 Representations and Warranties. Each of the Sponsors, AMD Saxony LLC and AMD Admin hereby represents and warrants, as of the date hereof and as of the Conversion Effective Date, that:

(i) Organisation; Corporate Power. It is duly organised and validly existing under the laws of the jurisdiction of its organisation, and has all necessary power and authority to execute and deliver this Amendment and, following the Conversion Effective Date, to consummate the transactions contemplated by the Sponsors' Support Agreement, as amended hereby;

(ii) Corporate Authority; No Conflict. The execution and delivery by it of this Amendment, and the performance by it, following the Conversion Effective Date, of its obligations under the Sponsors' Support Agreement, as amended by this Amendment, have been duly authorised by all necessary corporate action (including any necessary shareholder action) on its part, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to it, or of its charter or by-laws; or (ii) result in a breach of, result in a mandatory prepayment or acceleration of indebtedness evidenced by or secured by, or constitute a default under, any indenture or loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or its properties may be bound, or require the creation or imposition of any encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by it; and

(iii) Valid and Binding Obligations. Following the Conversion Effective Date, the Sponsors' Support Agreement, as amended by this Amendment, shall constitute its legal, valid, and binding obligation, enforceable against it in accordance with its terms; subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and, as to enforceability, by general equitable principles.

Section 4.2   Miscellaneous.

(i) This Amendment is limited as specified and, except as expressly herein provided, shall not constitute a modification, amendment or waiver of any other provision of the Sponsors' Support Agreement or any provision of any other Operative Document. Except as specifically amended by this Amendment, the Sponsors' Support Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(ii) This Amendment shall be an Operative Document under and for purposes of the Sponsors' Support Agreement.

(iii) This Amendment has been executed in the English language.

(iv) This Amendment may be executed in any number of counterparts and by different parties on separate counterparts which when taken together shall constitute one agreement.

(v) Sections 16.1, 16.2, and 16.3 of the Sponsors' Support Agreement shall apply, mutatis mutandis, to this Amendment, as if set out herein in full.

              IN WITNESS WHEREOF, each of the parties set out below has caused this Amendment to be duly executed and delivered by its respective officer or agent thereunto duly authorised as of the date first above written.

                             ADVANCED MICRO DEVICES, INC.

                             By:             /s/ Robert J. Rivet
                                 -----------------------------------------------
                             Its

                             AMD SAXONY HOLDING GMBH

                             By:      /s/ Dr. Hans-Raimund Deppe
                                 -----------------------------------------------
                             Dr. Hans-Raimund Deppe
                             Its Managing Director (Geschaftsfuhrer)

                             AMD SAXONY ADMIN GMBH

                             By:      /s/ Dr. Hans-Raimund Deppe
                                 -----------------------------------------------
                             Dr. Hans-Raimund Deppe
                             Its Managing Director (Geschaftsfuhrer)

                             AMD SAXONY LLC

                             By:      /s/ Dr. Hans-Raimund Deppe
                                 -----------------------------------------------
                             Dr. Hans-Raimund Deppe
                             Its Manager

                             DRESDNER BANK LUXEMBOURG S.A.,
                             as Agent

                             By:                 /s/ Prellwitz
                                 -----------------------------------------------
                             Its Signatory under power of attorney

                             DRESDNER BANK AG
                             as Security Agent

                             By:                 /s/ Prellwitz
                                 -----------------------------------------------
                             Its Signatory under power of attorney

                                   APPENDIX A

                AMENDED AND RESTATED SPONSORS' SUPPORT AGREEMENT

                                                            Amended and Restated

                           SPONSORS' SUPPORT AGREEMENT

                               Dated 11 March 1997

          AS AMENDED ON 6 FEBRUARY 1998, 29 JUNE 1999, 20 FEBRUARY 2001

                                       AND

                                   3 JUNE 2002


                                     between


                          ADVANCED MICRO DEVICES, INC.,

                            AMD SAXONY HOLDING GMBH,

                                 AMD SAXONY LLC,

                              AMD SAXONY ADMIN GMBH

                                       and

                                DRESDNER BANK AG,
                               as Security Agent,

                                       and


                         DRESDNER BANK LUXEMBOURG S.A.,
                                    as Agent

                                     INDEX

ARTICLE I      Definitions and Accounting Terms ..............................   2

ARTICLE II     Contribution of Equity Capital ................................  27

ARTICLE III    Sponsors' Loans ...............................................  29

ARTICLE IV     Project Costs .................................................  34

ARTICLE V      Completion Guaranty ...........................................  35

ARTICLE VI     Subsidies Undertaking .........................................  36

ARTICLE VII    Pari Passu Undertaking ........................................  38

ARTICLE VIII   Security Documents ............................................  38

ARTICLE IX     Sponsors' Guaranty ............................................  39

ARTICLE X      Sponsors' Subordination Agreement; AMD Inc. Subordination
               Agreement .....................................................  40

ARTICLE XI     Obligations Unconditional .....................................  40

ARTICLE XII    Representations and Warranties ................................  41

ARTICLE XIII   Covenants .....................................................  58

ARTICLE XIV    Costs and Expenses; Indemnities; Taxes; Etc. ..................  76

ARTICLE XV     Miscellaneous .................................................  81

ARTICLE XVI    Governing Law, Jurisdiction, and Language .....................  84

SCHEDULE I              -  [left intentionally blank]
SCHEDULE II             -  Sponsors' Disclosure Schedule

                           SPONSORS' SUPPORT AGREEMENT

THIS SPONSORS' SUPPORT AGREEMENT, dated 11 March 1997, as amended, is made among ADVANCED MICRO DEVICES, INC., a corporation organized and existing under the laws of the State of Delaware, United States of America, with its chief executive office and principal place of business at One AMD Place, Sunnyvale, California 94088, United States of America ("AMD Inc."), AMD SAXONY HOLDING GMBH, Dresden, registered in the Commercial Register of the Dresden County Court, HRB 13931 ("AMD Holding," and, together with AMD Inc., collectively, the "Sponsors"), AMD Saxony LLC, a limited liability company organized and existing under the laws of the State of Delaware, United States of America ("AMD Saxony LLC"), AMD SAXONY ADMIN GMBH, with its seat in Dresden ("AMD Admin," and together with AMD SAXONY LLC, the "Additional Partner Companies"), DRESDNER BANK LUXEMBOURG S.A. ("Dresdner"), as Agent under the Loan Agreement referred to below for the Banks referred to below (in such capacity, the "Agent"), and DRESDNER BANK AG, as Security Agent under such Loan Agreement (in such capacity, the "Security Agent") for the Secured Parties referred to below.

                              W I T N E S S E T H :
                              - - - - - - - - - -

WHEREAS, AMD Saxony Manufacturing GmbH, Dresden (proposed to be known as "AMD Saxony LLC & Co KG" following the Conversion Effective Date), registered in the Commercial Register of the Dresden County Court ("AMD Saxonia"), has been formed for the purpose of constructing, owning, and operating (i) the Plant and (ii) the integrated Design Center (the construction, ownership, and operation of the Plant and the Design Center being hereinafter called the "Project");

WHEREAS, in order to finance the construction of the Plant and the Design Center, and start-up costs of the operation of the Plant, (i) the Sponsors have made, and expect to make substantial subordinated loans to, and AMD Holding has made, and from time to time may make, substantial equity investments in, AMD Saxonia, and (ii) AMD Saxonia has entered into a Syndicated Loan Agreement, dated 11 March 1997, as amended (as so amended, the "Loan Agreement"), with the banks from time to time party thereto (hereinafter collectively called the "Banks" and individually called a "Bank"), the Agent, Dresdner, as Paying Agent (in such capacity, the "Paying Agent"), and Dresdner Bank AG, as Security Agent, providing, inter alia, for a senior secured term facility aggregating up to DM 1,500,000,000 (one billion five hundred million Deutsche Marks);

WHEREAS, the Sponsors desire that the Project be constructed and completed and are entering into this Agreement with the Agent (for the benefit of itself and the Banks) and the Security Agent (for the benefit of the Secured Parties), for the purpose, among other things, of providing (i) certain assurances with respect to the completion of the Project, and (ii) certain undertakings to and for the benefit of the Secured Parties;

WHEREAS, a condition precedent to the initial Advance is, inter alia, the execution by the Sponsors of this Agreement and, in extending credit to AMD Saxonia under the Loan Agreement, the Banks are relying on the undertakings of the Sponsors contained herein;

WHEREAS, pursuant to the Conversion, AMD Saxonia has changed its legal form to a Kommanditgesellschaft (a limited partnership organized under the laws of the Federal Republic of Germany), with AMD Holding and AMD Admin as its sole limited partners (Kommanditisten) and AMD Saxony LLC as its sole general partner (Komplementar); and

WHEREAS, the Additional Partner Companies have acceded to this Agreement pursuant to the Accession Agreement and Fourth Amendment to Sponsors' Support Agreement dated 3 June 2002;

NOW, THEREFORE, the Sponsors, the Additional Partner Companies, the Agent (for itself and on behalf of the Banks), and the Security Agent (on behalf of the Secured Parties), agree as follows:

                                   ARTICLE I
                        Definitions and Accounting Terms

SECTION 1.1 Definitions. Unless otherwise defined herein, the following terms (whether or not underlined) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

               "Advances" means all advances that the Banks make to AMD Saxonia pursuant to the Loan Agreement.

               "Affiliate" means, with respect to any Person, a Person which, directly or indirectly, controls, is controlled by, or is under common control with, such other Person; and, for purposes of this definition, the concept of "control", with respect to any Person, signifies the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, the possession of voting rights, by contract, or otherwise; provided, that none of the Agent, the Security Agent, the Paying Agent, any of the Banks, nor any of their respective Affiliates, shall be deemed to be Affiliates of (x) any AMD Company or (y) any other Subsidiary of AMD Inc.

               "Agent" has the meaning assigned to that term in the introduction to this Agreement.

               "Agreed Terms" means in respect of any document, the document substantially in the form thereof which has been initialled (for the purposes of identification) by or on behalf of AMD Saxonia and the Agent.

               "Agreement" means this Sponsors' Support Agreement, as the same may be amended or modified in accordance with the terms hereof and in effect.

               "AMD Admin" has the meaning assigned to that term in the introduction to this Agreement.

               "AMD Admin Global Assignment Agreement" means the AMD Admin Global Assignment Agreement between AMD Admin and the Security Agent dated 3 June 2002.

                  "AMD Admin Partnership Interest Pledge Agreement (AMD Saxonia)" means the AMD Admin Partnership Interest Pledge Agreement (AMD Saxonia) between AMD Admin and the Security Agent dated 3 June 2002.

                  "AMD Admin Pledge of Bank Accounts" means the AMD Admin Pledge of Bank Accounts between AMD Admin and the Security Agent dated 3 June 2002.

                  "AMD Admin Security" means all collateral security furnished pursuant to the AMD Admin Security Documents.

                  "AMD Admin Security Documents" means, collectively, the AMD Admin Global Assignment Agreement, the AMD Admin Partnership Interest Pledge Agreement (AMD Saxonia), the AMD Admin Pledge of Bank Accounts, and each other instrument or document designated by the Agent (with the consent of each AMD Company) as an AMD Admin Security Document under and for purposes of this Agreement.

                  "AMD Companies" means AMD Saxonia, AMD Admin, AMD Holding, AMD Saxony LLC and AMD Inc., collectively.

                  "AMD Holding" has the meaning assigned to that term in the introduction to this Agreement.

                  "AMD Holding Assignment of Contractual Rights" means the AMD Holding Assignment of Contractual Rights, in the form set out in Schedule 55 to the Loan Agreement, between AMD Holding and the Security Agent.

                  "AMD Holding Assignment (U.S.A.)" means the AMD Holding Assignment of, inter alia, rights under the Wafer Purchase Agreements, the Sponsors' Loan Agreement, and the Revolving Loan Facility Agreement, in the form set out in Schedule 56 to the Loan Agreement, between AMD Holding and the Security Agent.

                  "AMD Holding Assignment of Current Assets" means the AMD Holding Security Assignment of Current Assets, in the form set out in Schedule 52 to the Loan Agreement, between AMD Holding and the Security Agent.

                  "AMD Holding Charge of Bank Accounts" means the AMD Holding Charge of Bank Accounts, in the form set out in Schedule 54 to the Loan Agreement, between AMD Holding and the Security Agent.

                  "AMD Holding Global Assignment" means the AMD Holding Global Assignment, in the form set out in Schedule 53 to the Loan Agreement, between AMD Holding and the Security Agent.

                  "AMD Holding KG Partnership Interest Pledge Agreement (AMD Saxonia)" means the AMD Holding KG Partnership Interest Pledge Agreement (AMD Saxonia) between AMD Holding and the Security Agent dated 3 June 2002.

                  "AMD Holding Research Agreement" means the AMD Holding Research, Design and Development Agreement, in the form set out in Schedule 34 to the Loan Agreement, between AMD Inc. and AMD Holding.

                  "AMD Holding Security" means all collateral security created pursuant to the AMD Holding Security Documents.

                  "AMD Holding Security Documents" means, collectively, the AMD Holding Assignment (U.S.A), the AMD Holding Assignment of Contractual Rights, the AMD Holding Assignment of Current Assets, the AMD Holding Charge of Bank Accounts, the AMD Holding Global Assignment, the AMD Holding Share Pledge Agreement, the AMD Holding KG Partnership Interest Pledge Agreement (AMD Saxonia), the AMD Holding Share Pledge Agreement (AMD Admin), and each other instrument or document designated by the Agent (with the consent of each AMD Company) as an AMD Holding Security Document under and for purposes of this Agreement.

                  "AMD Holding Share Pledge Agreement" means the AMD Holding Share Pledge Agreement, in the form set out in Schedule 51 to the Loan Agreement, between AMD Holding and the Security Agent.

                  "AMD Holding Share Pledge Agreement (AMD Admin)" means the AMD Holding Share Pledge Agreement (AMD Admin) between AMD Holding and the Security Agent dated 3 June 2002.

                  "AMD Holding Wafer Purchase Agreement" means the AMD Holding Wafer Purchase Agreement, in the form of Schedule 33 to the Loan Agreement, between AMD Inc. and AMD Holding.

                  "AMD Inc." has the meaning assigned to that term in the introduction to this Agreement.

                  "AMD Inc. Guaranty" means the AMD Inc. Guaranty in the form set out in Schedule 27 to the Loan Agreement, executed by AMD Inc. in favour of AMD Saxonia, the Agent, and the Security Agent for the benefit of the Secured Parties.

                  "AMD Inc. 1999 Loan and Security Agreement" means the Loan and Security Agreement, dated as of July 13, 1999, between, inter alia, AMD Inc., the lenders party thereto, and Bank of America National Trust and Savings Association, as administrative agent, as amended by the First Amendment to Loan and Security Agreement, dated as of July 30, 1999 and by the Second Amendment to Loan and Security Agreement, dated as of February 12, 2001.

                  "AMD Inc. Pledge Agreement Over Membership Interests in AMD Saxony LLC" means the AMD Inc. Pledge Agreement Over Membership Interests in AMD Saxony LLC between AMD Inc. and the Security Agent dated 3 June 2002.

                  "AMD Inc. Primary Bank Credit Agreement" means, from time to time:

                  (i)  the AMD Inc. 1999 Loan and Security Agreement; or

                  (ii) if the agreement referred to in paragraph (i) above is terminated or cancelled, then any secured or unsecured revolving credit or term loan agreement between or among AMD Inc., as borrower, and any bank or banks, as lender(s), for borrowed monies to be used for general corporate purposes of AMD Inc., with an original term of not less than 4 years and an original aggregate loan commitment of at least $100,000,000 (one hundred million Dollars) or the equivalent thereof in any other currency, and, if there is more than one such revolving credit or term loan agreement, then such agreement which involves the greatest original aggregate loan commitment(s) and, as between agreements having the same aggregate original loan commitment(s), then the one which has the most recent date; or

                  (iii) if the agreement referred to in paragraph (i) above and all of the agreements, if any, which could apply under paragraph (ii) above have been terminated or cancelled, then so long as paragraph (ii) does not apply as the result of one or more new agreements being entered into, the agreement which is the last such agreement under paragraph (i) or (ii) to be so terminated or cancelled as in effect immediately prior to such termination or cancellation.

                  "AMD Inc. Security" means all collateral security furnished pursuant to the AMD Inc. Share Pledge Agreement and the AMD Inc. Pledge Agreement Over Membership Interests in AMD Saxony LLC.

                  "AMD Inc. Senior Secured Note Indenture" means that certain Indenture, dated as of August 1, 1996, between AMD Inc. and United States Trust Company of New York, as trustee, relating to the issuance by AMD Inc. of $400,000,000 (four hundred million Dollars) of its 11% Senior Secured Notes due 2003, as amended by the First Supplemental Indenture dated as of January 13, 1999, by the Second Supplemental Indenture dated as of April 8, 1999 and by the Third Supplemental Indenture dated as of July 28, 2000.

                  "AMD Inc. Share Pledge Agreement" means the AMD Inc. Share Pledge Agreement, in the form set out in Schedule 41 to the Loan Agreement, between AMD Inc. and the Security Agent.

                  "AMD Inc. Subordination Agreement" means the AMD Inc. Subordination Agreement, in the form set out in Schedule 42 to the Loan Agreement, between AMD Inc., AMD Holding, and the Security Agent.

                  "AMD Saxonia" has the meaning assigned to that term in the first recital of this Agreement.

                  "AMD Saxonia Assignment of Contractual Rights" means the AMD Saxonia Assignment of Contractual Rights, in the form set out in Schedule 49 to the Loan Agreement, between AMD Saxonia and the Security Agent.

                  "AMD Saxonia Assignment of Current Assets" means the AMD Saxonia Security Assignment of Current Assets, in the form set out in Schedule 44 to the Loan Agreement, between AMD Saxonia and the Security Agent.

                  "AMD Saxonia Assignment of Fixed Assets" means the AMD Saxonia Security Assignment of Fixed Assets, in the form set out in Schedule 45 to the Loan Agreement, between AMD Saxonia and the Security Agent.

                  "AMD Saxonia Assignment of Insurances" means the AMD Saxonia Assignment of Insurances, in the form set out in Schedule 46 to the Loan Agreement, between AMD Saxonia and the Security Agent.

                  "AMD Saxonia Assignment (U.S.A)" means the AMD Saxonia Assignment of, inter alia, rights under the AMD Saxonia Wafer Purchase Agreement, the Sponsors' Loan Agreement, and the Revolving Loan Facility Agreement and insurances, in the form set out in Schedule 50 to the Loan Agreement, between AMD Saxonia and the Security Agent.

                  "AMD Saxonia Charge of Project Accounts" means the AMD Saxonia Charge of Project Accounts, in the form set out in Schedule 48 to the Loan Agreement, between AMD Saxonia and the Security Agent.

                  "AMD Saxonia Disclosure Schedule" means the Disclosure Schedule attached to the Loan Agreement as Schedule 15, as it may be amended, supplemented, or otherwise modified from time to time by AMD Saxonia with the written consent of the Agent.

                  "AMD Saxonia/Dresdner Subsidy Agreement" means the AMD/Dresdner Subsidy Agreement, in the form set out in Schedule 25 to the Loan Agreement, between AMD Saxonia and Dresdner.

                  "AMD Saxonia Global Assignment" means the AMD Saxonia Global Assignment, in the form set out in Schedule 47 to the Loan Agreement, between AMD Saxonia and the Security Agent.

                  "AMD Saxonia Hedging Contract" means the Agreement, in the form set out in Schedule 50a to the Loan Agreement, between AMD Saxonia and AMD Inc.

                  "AMD Saxonia Land Charge" means the Grundschuld, in the form set out in Schedule 43 to the Loan Agreement, between AMD Saxonia and the Security Agent.

                  "AMD Saxonia Partnership Agreement" (AMD Saxonia Gesellschaftsvertrag) means the AMD Saxonia Partnership Agreement between AMD Holding, AMD Admin and AMD Saxony LLC dated 3 June 2002.

                  "AMD Saxonia Research Agreement" means the AMD Saxonia Research, Design and Development Agreement, in the form set out in Schedule 36 to the Loan Agreement, between AMD Holding and AMD Saxonia.

                  "AMD Saxonia Security" means all collateral security created pursuant to the AMD Saxonia Security Documents.

                  "AMD Saxonia Security Documents" means, collectively, the AMD Saxonia Assignment (U.S.A), the AMD Saxonia Assignment of Contractual Rights, the AMD Saxonia Assignment of Current Assets, the AMD Saxonia Assignment of Fixed Assets, the AMD Saxonia Assignment of Insurances, the AMD Saxonia Charge of Project Accounts, the AMD Saxonia Land Charge, the AMD Saxonia Global Assignment, and each other instrument or document designated by the Agent (with the consent of each AMD Company) as an AMD Saxonia Security Document under and for purposes of this Agreement.

                  "AMD Saxonia Wafer Purchase Agreement" means the AMD Saxonia Wafer Purchase Agreement, in the form set out in Schedule 35 to the Loan Agreement, between AMD Holding and AMD Saxonia.

                  "AMD Saxony LLC" has the meaning assigned to that term in the introduction to this Agreement.

                  "AMD Saxony LLC Partnership Interest Pledge Agreement (AMD Saxonia)" means the AMD Saxony LLC Partnership Interest Pledge Agreement (AMD Saxonia) between AMD Saxony LLC and the Security Agent dated 3 June 2002.

                  "AMD Saxony LLC Security" means all collateral security furnished pursuant to the AMD Saxony LLC Security Documents.

                  "AMD Saxony LLC Security Agreement" means the AMD Saxony LLC Security Agreement between AMD Saxony LLC and the Security Agent dated 3 June 2002.

                  "AMD Saxony LLC Security Documents" means, collectively, the AMD Saxony LLC Security Agreement, the AMD Saxony LLC Partnership Interest Pledge Agreement (AMD Saxonia), and each other instrument or document designated by the Agent (with the consent of each AMD Company) as an AMD Saxony LLC Security Document under and for purposes of this Agreement.

                  "Amendment Agreements" means the following agreements and documents each dated 3 June 2002: (i) Amendment Agreement No. 4 to the Syndicated Loan Agreement among AMD Saxonia, the Security Agent and the Agent;
(ii) the Accession Agreement and Fourth Amendment to Sponsors' Support Agreement between the Sponsors, AMD Saxony LLC, AMD Admin, the Agent and the Security Agent; (iii) the Third Amendment to the AMD Saxonia Wafer Purchase Agreement between AMD Holding and AMD Saxonia; (iv) the Consent/Acknowledgement under the AMD Holding Wafer Purchase Agreement executed by AMD Holding, AMD Inc. and the Security Agent; (v) the Accession Agreement and Second Amendment to Sponsors' Subordination Agreement between the Sponsors, AMD Saxony LLC, AMD Admin, AMD Saxonia, the Agent and the Security Agent; (vi) the Accession Agreement and Second Amendment to AMD Inc. Subordination Agreement between the Sponsors, AMD Saxony LLC, AMD Admin, the Agent and the Security Agent; (vii) the First Amendment to Revolving Loan Facility Agreement between the Sponsors and AMD Saxonia; (viii) the Third Amendment to Sponsors' Loan Agreement between the Sponsors and AMD Saxonia; (ix) the

First Amendment to AMD Saxonia Assignment (U.S.A.) between AMD Saxonia and the Security Agent; and (x) the Clarification and Security Agreement between the AMD Companies, the Security Agent and the Agent.

                  "Approved Project Budget" means:

                  (i)      that certain Project Budget, in the form set out in
                           Schedule 6 to the Loan Agreement, which has been prepared by AMD Saxonia and approved by each Sponsor; and

                  (ii) at any time after such Project Budget has been updated, amended, supplemented, or otherwise modified, and prior to Completion, any such updated, amended, supplemented, or modified Project Budget having been approved by each AMD Company (such approval of each Sponsor not to be unreasonably withheld or delayed) and the Agent (which may, in its sole discretion, consult with the Technical Advisor and the Banks' Auditor) in accordance with ss. 18.2 of the Loan Agreement.

                  (iii)    The Approved Project Budget referred to in paragraph
                           (i) above and (subject to the requirements of Section 13.1(i)(d)(y)(1)) each subsequent Approved Project Budget from time to time in effect shall itemise, separately from the other information set forth therein, and on a Project Phase by Project Phase basis, the aggregate Capital Expenditure then required to be made by AMD Saxonia in order to complete each then uncompleted Project Phase of the Project and to achieve Completion. All references herein to the Approved Project Budget shall, at any time, refer to the Approved Project Budget as then in effect.

                  "Approved Project Schedule" means:

                  (i) initially, that certain Project Schedule, in the form set out in Schedule 7 to the Loan Agreement, which has been prepared by AMD Saxonia and approved by each Sponsor with respect to the schedule for completing each Project Phase and for achieving Completion; and

                  (ii) at any time after such Project Schedule has been updated, amended, supplemented, or otherwise modified, and prior to Completion, any such updated, amended, supplemented, or modified Project Schedule having been approved by each AMD Company (such approval of each Sponsor not to be unreasonably withheld or delayed) and the Agent (which may, in its sole discretion, consult with the Technical Advisor and the Banks' Auditor) in accordance with ss. 18.2 of the Loan Agreement.

                  The initial Approved Project Schedule and (subject to the requirements of Section 13.1(i)(d)(y)(2)) each subsequent Approved Project Schedule from time to time in effect shall itemise, separately from the other information set forth therein, and on a Project Phase by Project Phase basis, the then anticipated date for completing each then uncompleted Project Phase and for achieving

                  Completion. All references herein to the Approved Project Schedule shall, at any time, refer to the Approved Project Schedule as then in effect.

                  "Assignment and Trust Agreement" means the agreement referred to in (ix) of the definition of Conversion Documents.

                  "Auditor" means Ernst & Young Wirtschaftsprufungsgesellschaft mbH or such other firm of auditors charged with duties relating to the Project as may be appointed by AMD Saxonia with the consent of the Agent, such consent not to be unreasonably delayed or withheld.

                  "Available Tranche A Amount" means, on any date, the excess, if any, of:

                  (i)    the Total Tranche A Commitment Amount on such date;

                  over

                  (ii) the aggregate unpaid principal amount of all Tranche A Advances outstanding on such date.

                  "Bank" and "Banks" have the respective meanings assigned to those terms in the second recital of this Agreement.

                  "Banks' Auditor" means BDO Deutsche Warentreuhand AG Wirtschafts-prufungsgesellschaft or such other firm of auditors charged with duties relating to the Project as may be appointed by the Banks with the consent of AMD Saxonia, such consent not to be unreasonably delayed or withheld.

                  "Business Day" means any day of the year on which banks are generally open for business in London, Frankfurt am Main, Dresden, Luxembourg and, to the extent the same relates to any obligation to be performed by AMD Inc. or AMD Saxony LLC, San Francisco.

                  "Capital Expenditure" means all acquisition or manufacturing costs in respect of fixed and movable assets in accordance with ss. 266 2 A II of the Commercial Code and all acquisition costs for intangible assets in accordance with ss. 266 2 A I of the Commercial Code, to the extent the same have a useful operational life of more than one year (not being expenditures chargeable to the profit and loss account).

                  "Capitalised Lease Liabilities" means , with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as fixed or capitalised leases or finance leases, and, for purposes of this Agreement, the amount of such obligations shall be the capitalised amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Cash Equivalent Investment" means any security or other instrument set out in Schedule 23 to the Loan Agreement.

                  "Class A Sponsors' Loans" has the meaning assigned to that term in Section 3.1.

                  "Class C Sponsors' Loans" has the meaning assigned to that term in Section 3.1.

                  "Completion" means the date on which the initial satisfaction of all conditions set forth in the Technical Completion Certificate (Obligors) and the Technical Completion Certificate (Technical Advisor), set out in Schedules 9 and 10 to the Loan Agreement is confirmed to the Agent by the submission of properly executed originals of such Certificates.

                  "Completion Certificates" means the Scheduled Project Phase Completion Certificates and the Technical Completion Certificates.

                  "Consent and Agreement" means:

                  (i) in the case of the Sponsors, the Sponsors' Consent and Agreement;

                  (ii) in the case of the Contractor, the Contractor's Consent and Agreement;

                  (iii) in the case of an Equipment Supplier, each Equipment Supplier's Consent and Agreement; and

                  (iv) in the case of a Service Supplier, each Service Supplier's Consent and Agreement.

                  "Contingent Liabilities" means, with respect to any Person, any agreement, undertaking, or arrangement by which such Person guarantees, endorses, or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment to, supply funds to, or otherwise invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation, or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the indebtedness, obligation, or other liability guaranteed thereby.

                  "Contractor" means Meissner & Wurst GmbH & Co.,
Rossbachstrasse 38, 70499 Stuttgart, registered in the Commercial Register of the Stuttgart County Court HRA 1208.

                  "Contractor's Consent and Agreement" means the Contractor's Consent and Agreement, in the form set out in Schedule 39 to the Loan Agreement, or in such other form as is consented to by the Security Agent from the Contractor in favour of the Security Agent.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust, or other instrument, document, or agreement to which such Person is a party or by which it or any of its property is bound.

                  "Contribution Date" means 30 June 1999.

                  "Conversion" means the change in the legal form of AMD Saxonia from a Gesellschaft mit beschrankter Haftung (a limited liability company organized under the laws of the Federal Republic of Germany) to a Limited Partnership in accordance with the Conversion Documents and the Registration.

                  "Conversion Documents": means the following agreements and documents, each in the Agreed Terms: (i) the Certificate of Formation of AMD Saxony LLC; (ii) the AMD Admin Articles of Association; (iii) the Formation Protocol for AMD Admin; (iv) the Application to the Commercial Register for Formation of AMD Admin; (v) the Resolution of AMD Holding as Shareholder of AMD Admin for Section 181 German Civil Code Release; (vi) the List of Shareholders for AMD Admin; (vii) the AMD Saxony LLC Agreement; (viii) the Partnership Agreement of AMD Saxony LLC & Co., KG; (ix) the Assignment and Trust Agreement between AMD Holding and AMD Saxony LLC; (x) the Purchase and Assignment Agreement between AMD Holding and AMD Admin; (xi) the Resolution of AMD Holding as Shareholder of AMD Saxonia for Transfer of Fractional Share to AMD Saxony LLC; (xii) the Notification to AMD Saxonia of Assignment of Fractional Share to AMD Admin; (xiii) the List of Shareholders of AMD Saxonia (reflecting addition of AMD Admin); (xiv) the Resolution of AMD Holding and AMD Saxony LLC as Shareholders of AMD Saxonia for Transfer of Fractional Share to AMD Admin; (xv) the Notification to AMD Saxonia of Assignment of Fractional Share to AMD Saxony LLC; (xvi) the List of Shareholders of AMD Saxonia (reflecting addition of AMD Saxony LLC); (xvii) the Resolution of AMD Holding, AMD Admin and AMD Saxony LLC as Shareholders of AMD Saxonia Approving Conversion to a Limited Partnership; (xviii) the Resolution of AMD Inc. as Shareholder of AMD Holding Approving Conversion of AMD Saxonia; (xix) Application to the Commercial Register for Conversion of AMD Saxonia to a Limited Partnership; (xx) Application to the Real Estate Register for Change in AMD Saxonia's Name; (xxi) the Transfer Agreement for Transfer Back Of Fractional Share between AMD Holding and AMD Saxony LLC;
(xxii) Application to the Commercial Register for Transfer Back of Fractional Share by AMD Saxony LLC to AMD Holding; (xxiii) Power of Attorney regarding Removal of AMD Saxony LLC as General Partner of AMD Saxonia; and (xxiv) any other agreement or document designated by the AMD Companies (with the consent of the Agent) in addition to or in substitution for any of the above-named documents or agreements as a "Conversion Document."

                  "Conversion Effective Date" means the date on which the Registration takes effect.

                  "Design/Build Agreement" means the Design/Build Agreement for the construction of the Plant and the Design Center, in the form set out in
Schedule 39 to the Loan Agreement, between the Contractor and AMD Saxonia.

                  "Design Center" means the research, design, and development facilities constructed or to be constructed by AMD Saxonia and integrated with the Plant for the purpose of designing and developing a broad spectrum of state-of-the-art and other digital components such as micro-processors and circuits for the telecommunications and multi-media sectors, and improvements thereof.

                  "Deutsche Mark Equivalent" means, with respect to any Class A Sponsors' Loan, the amount, expressed in Deutsche Marks, which results from the conversion of Dollars to Deutsche Marks at a spot rate of exchange equal to the greater of (i) DM 1.45 for $1.00 and (ii) the Agent's spot rate of exchange, expressed in Deutsche Marks, for the sale of Dollars for Deutsche Marks prevailing on the date two (2) Business Days prior to the date such Class A Sponsors' Loan is or was due to be made.

                  "Deutsche Marks" and the sign "DM" mean lawful money of the Federal Republic of Germany from time to time.

                  "Disclosure Schedules" means the AMD Saxonia Disclosure Schedule and the Sponsors' Disclosure Schedule, collectively.

                  "Dollars" and the sign "$" mean the lawful money of the United States of America from time to time.

                  "Dresdner" has the meaning assigned to that term in the introduction to this Agreement.

                  "Encumbrance" means, (i) when used with reference to any Person organized and existing under the laws of the Federal Republic of Germany, any security interest in property or in rights to secure payment of a debt or performance of an obligation, including, but not limited to, mortgages (Hypotheken), land charges (Grundschulden), annuity charges (Rentenschulden), contractual and legal pledges (vertragliche und gesetzliche Pfandrechte) including pledges or mortgages in favour of execution creditors (Pfandungspfandrechte und Zwangshypotheken), transfers of title by way of security (Sicherungsubereignungen), assignments of claims or other property or rights by way of security (Sicherungsabtretungen und sonstige Ubertragungen von Sachen oder Rechten zur Sicherung), retention of title arrangements (Eigentumsvorbehalt) including extended retentions of title (erweiterter und verlangerter Eigentumsvorbehalt), and any other priority or preferential arrangement of any kind or nature whatsoever, and (ii) when used with reference to any other Person, any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge (including floating and fixed charges) against or interest in property to secure payment of a debt or performance of an obligation, or other preferential arrangement of any kind or nature whatsoever in respect of any property, but not including the interest of a lessor under a lease which, in accordance with GAAP, would be classified as an operating lease.

                  "Equipment Suppliers" means, collectively, each Person party to a contract or other agreement with AMD Saxonia in the capacity of a supplier of fixed or tangible current assets for the Project; it being understood and agreed that AMD Inc. or an Affiliate thereof (other than AMD Saxonia) may be an Equipment Supplier.

                  "Equipment Supplier's Consent and Agreement" means, with respect to an Equipment Supplier, such Equipment Supplier's Consent and Agreement, in the form set out in Schedule 40 to the Loan Agreement or Annex 3 to Schedule 49 or Annex 3 to Schedule 55 of the Loan Agreement, as the case may be, or in such other form as is consented to by the Security

Agent, which pertains to a Material Equipment Supply Contract or which is otherwise required pursuant to the terms of the Loan Agreement or the Security Documents.

          "Equipment Supply Contract" means each agreement (also in the form of an order) between AMD Saxonia and suppliers (including AMD Inc. or one of its Affiliates) relating to the acquisition by, and delivery to, AMD Saxonia of fixed or tangible current assets for the Project but excluding Excepted Software Agreements.

          "Equity Capital" means (i) with respect to AMD Saxonia (a) at any time prior to the Conversion Effective Date, registered stated capital (Stammkapital) and (b) at any time on or after the Conversion Effective Date, capital (Haftsummen and Pflichteinlagen) and (ii) with respect to AMD Holding registered stated capital (Stammkapital).

          "Euro" means the currency introduced at the start of the third stage of economic and monetary union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union effective January 1, 1999.

          "Event of Default" means an event which would entitle the Banks to terminate their commitments and the loan facilities pursuant to ss. 21 of the Loan Agreement.

          "Event of Termination" means any event which would entitle a party to an Operative Document to terminate such Operative Document in accordance with the terms thereof; provided, however, that such event could reasonably be expected to have a material adverse consequence to the entirety of the transactions contemplated by the Operative Documents.

          "Excepted Software Agreements" means software licences and software service agreements entered into by AMD Saxonia and which are used exclusively:

          (i) for financial planning, business administration systems and similar ancillary administrative functions which are not linked or connected with (a) the production process in the Plant; (b) general bookkeeping and invoicing; and (c) production planning; or

          (ii) in the Design Center.

          "Financing Documents" means, collectively, the Loan Agreement, this Agreement, the Amendment Agreements, the Sponsors' Guaranty, the Sponsors' Subordination Agreement, the AMD Inc. Subordination Agreement, the Sponsors' Loan Agreement, the Revolving Loan Facility Agreement, the AMD Saxonia/Dresdner Subsidy Agreement, the SAB/Dresdner Subsidy Agreement, the 65/35 Burgschaft, the AMD Saxonia Hedging Contract, the Security Documents, each Consent and Agreement, and each other instrument or document designated by the Agent (with the consent of each AMD Company) as a Financing Document under and for purposes of this Agreement.

          "Fiscal Month" means any fiscal month of a Fiscal Year.

          "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.

          "Fiscal Year" means any period of approximately 12 consecutive calendar months ending on the last Sunday in December; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1997 Fiscal Year") refer to the Fiscal Year ending on the last Sunday in December occurring during such calendar year.

          "GAAP" means, (x) in the case of AMD Saxonia, AMD Holding or AMD Admin, or its respective financial statements, those generally accepted accounting principles in general use by the accounting profession (Grundsatze ordnungsgemasser Buchfuhrung und Bilanzierung) and in effect in Germany on the date on which such financial statements are delivered pursuant to this Agreement (it being expressly understood and agreed that AMD Saxonia's monthly and quarterly financial statements, as the case may be, shall be prepared on the basis of a Fiscal Month or a Fiscal Quarter (rather than on the basis of a calendar month or a calendar quarter, as the case may be), but shall be reconciled on an annual basis), and (y) in the case of AMD Inc. or AMD Saxony LLC or their respective financial statements, generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Approvals" means each and every authorization, consent, approval, licence, permit, franchise, certificate, exemption or order of or filing or registration with, any Governmental Authority or legal or regulatory body, federal, state, local or foreign except for (i) routine or periodic information reports which, if not filed, would not in any case or in the aggregate, adversely affect the due authorization, execution, delivery, validity, legality, or enforceability of any of the Operative Documents, (ii) filings of certificates or articles of incorporation, registrations or qualifications of a foreign corporation or similar corporate filings, and (iii) returns and filings with respect to taxes.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guarantors" means the Federal Republic of Germany and the Free State of Saxony in their respective capacities as guarantors pursuant to the 65/35 Burgschaft.

          "Guaranty Decision" means the decision dated 2 July 1996 set out in
Schedule 24 to the Loan Agreement concerning the guaranty application made by AMD Saxonia, including the following documents:

          (i) the specimen credit agreement F 13.09.1990 (1993 Edition) Federal/State or THA

          (ii) the General Terms and Conditions applicable to the assumption of Guaranties by the Federal Republic of Germany and the States of the

                Accession Territory (States) in the edition dated F 04.01.1993 Federal/State, together with

          (iii) Notes relating to applications for guaranties and loans of the Treuhandanstalt Berlin and/or Federal and State guaranties for projects in the Accession Territory in the edition dated 1993 F 12.10.1990,

          (iv) together with the Memorandum of Understanding ("Gemeinsame Feststellungen") dated 19 February 1997, the Amendment Decision of the Guarantors of 12 December 1997 and a letter of confirmation from C&L Deutsche Revision AG dated 5 January 1998;

          (v) the letter from Deutsche Revision AG to Dresdner Kleinwort Benson dated 17 November 2000; and

          (vi) the letter from C&L Deutsche Revision AG to Dresdner Kleinwort Wasserstein and Dresdner Bank AG dated 22 May 2002.

          "Indebtedness" of any Person, means, without duplication:

          (i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, or similar instruments;

          (ii) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, guarantees, and bankers' acceptances issued for the account of such Person, whether or not drawn or paid;

          (iii) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalised Lease Liabilities;

          (iv) all net liabilities of such Person under or in connection with any interest rate, currency, commodity, or other hedging contracts to which such Person is a party;

          (v) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (vi) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (including pre-paid interest thereon) secured by an Encumbrance on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (vii) all Contingent Liabilities of such Person in respect of any of the foregoing.

          For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, respectively.

          "Information Memorandum" means the Information Memorandum, dated September 1996, entitled "AMD Saxony Manufacturing GmbH, Dresden: DM 1,650,000,000 Information Memorandum Limited Recourse Financing", prepared and furnished by the AMD Companies to the Agent, for distribution to prospective lenders under the Loan Agreement, as such Information Memorandum may at any time be amended or modified with the consent of each AMD Company and in effect.

          "Instructing Group" means in respect of any matter, the Banks whose votes are required to pass a resolution on such matter as determined in accordance with ss. ss. 22.5 and 22.6 of the Loan Agreement.

          "License Agreement" means the License Agreement, in the form set out in Schedule 38 to the Loan Agreement, between AMD Inc., AMD Holding, and AMD Saxonia.

          "Limited Partnership" means a limited partnership
(Kommanditgesellschaft) under the laws of the Federal Republic of Germany.

          "Loan Agreement" has the meaning assigned to that term in the second recital of this Agreement.

          "Loan Agreement Effective Date" means the date specified by the Agent in a notice given to the parties hereto as being the first date on or as of which (i) the Loan Agreement has been executed and delivered by each of the respective parties thereto, and (ii) the Agent has received each of the documents referred to in ss. ss 5.1.1 to 5.1.16 of the Loan Agreement, in each case in the form, and with the substance, specified therein.

          "Loan Agreement Termination Date" has the meaning assigned to that term in Section 15.7.

          "Management Plan" means the project concept attached as Schedule 14 to the Loan Agreement, as the same may from time to time be further amended or modified by AMD Saxonia (with the consent of each Sponsor, whose consent will not be unreasonably delayed or withheld) in accordance with the terms of this Agreement and the Loan Agreement and in effect.

          "Management Service Agreement" means the Amended and Restated Management Service Agreement, in the form set out in Schedule 37 to the Loan Agreement, between AMD Inc., AMD Holding, and AMD Saxonia.

          "Material Adverse Effect" means

          (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise), or prospects of any AMD Company, or of AMD Inc. and its Subsidiaries, taken as a whole;

          (ii) with respect to the Contractor, a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise), or prospects of the Contractor and its Subsidiaries, taken as a whole;

          (iii) with respect to an Equipment Supplier, a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise), or prospects of such Equipment Supplier and its Subsidiaries, taken as a whole;

          (iv) with respect to a Service Supplier, a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise), or prospects of such Service Supplier and its Subsidiaries, taken as a whole;

          (v) a material impairment of the ability of any AMD Company, the Contractor, any Equipment Supplier, or any Service Supplier to perform its obligations under any Operative Document to which it is or is to be a party; or

          (vi) a material adverse effect upon (i) the legality, validity, binding effect, or enforceability against any AMD Company, the Contractor, any Equipment Supplier, or any Service Supplier of any Operative Document, or (ii) the perfection or priority of any Security granted under any of the Security Documents;

          provided, however, that with respect to an event described in clause
          (ii), (iii), (iv), or, with respect to the Contractor, an Equipment Supplier, or a Service Supplier, clause (v) or (vi) above, such event could reasonably be expected to have a material adverse consequence to the entirety of the transactions contemplated by the Operative Documents.

          "Material AMD Inc. Subsidiary" means, at any time, any Subsidiary of AMD Inc. having at such time (either on an individual basis or on a consolidated basis for such Subsidiary and its Subsidiaries) either:

          (i) total (gross) revenues for the preceding four Fiscal Quarter period in excess of 5% of gross revenues for AMD Inc. and its Subsidiaries on a consolidated basis for such period, or

          (ii) total assets, as of the last day of the preceding Fiscal Quarter, having a net book value in excess of 5% of total assets for AMD Inc. and its Subsidiaries on a consolidated basis as of such date, in each case, based on the then most recent annual or quarterly financial statements delivered to the Agent hereunder; provided, however, that AMD Saxonia, AMD Saxony LLC, AMD Holding and AMD Admin shall, for purposes of this Agreement, each be deemed to be a Material AMD Inc. Subsidiary.

               "Material Equipment Supply Contract" means each Equipment Supply
               Contract:

               (i) pursuant to which AMD Saxonia incurs obligations in aggregate in excess of DM 3,750,000, or

               (ii) which has an initial term in excess of 12 months, or which has an indefinite term and, in either case, cannot be terminated by AMD Saxonia on less than 12 months' notice, or

               (iii) which is listed in Part I of Schedule 40 to the Loan Agreement.

               "Material Service Contract" means each Service Contract (with the exception of the AMD Saxonia Wafer Purchase Agreement, the Management Service Agreement and employment contracts):

               (i) pursuant to which AMD Saxonia incurs obligations in aggregate in excess of DM 2,500,000 during the term of the contract, or

               (ii) which has an initial term in excess of 12 months, or which has an indefinite term and, in either case, cannot be terminated by AMD Saxonia on less than 12 months' notice, or

               (iii) which is listed in Part I of Schedule 40 to the Loan Agreement.

               "Minimum Liquidity Covenant" means the covenant described as (Mindestliquiditatskennzahl) in Schedule 17 to the Loan Agreement, pursuant to which AMD Saxonia has undertaken to ensure at all times from 1 July 2001 until the payment in full of all Secured Obligations, the balance standing to the credit of the Project Accounts shall be ***

               "Minimum Liquidity Covenant Calculation Date" means, with effect from 1 July 2001:

               (i) the date as of which the Minimum Liquidity Covenant is, or is required to be, calculated in any certificate of compliance furnished by AMD Saxonia pursuant to ss.
                       16.2.1 of the Loan Agreement;

               (ii) the date so referred to in a confirmation relating to the financial covenants given by the Auditor pursuant to ss. 16.2.2 of the Loan Agreement; and

               (iii) each other date on which the Agent has reasonably requested a calculation of the Minimum Liquidity Covenant to be made.

               "Operative Documents" means, collectively, the Project Agreements, the Financing Documents, the AMD Inc. Primary Bank Credit Agreement, the Management Plan, each Project Budget, each Project Schedule, each Approved Project Budget, each Approved Project Schedule, the Information Memorandum, the Completion Certificates, the Conversion

----------------------------
***Confidential information omitted and filed separately with the Securities and Exchange Commission.

Documents, and each other instrument or document designated by the Agent (with the consent of each AMD Company) as an Operative Document under and for purposes of this Agreement.

               "Opinion Reservations" means limitations on the enforceability of legal documents as a matter of German law or the law of the United States of America or one of its states and as incorporated as qualifications to an enforceability opinion in the legal opinions delivered to and accepted by the Agent under and pursuant to ss. 5.1.11 of the Loan Agreement or in the legal opinions delivered to and accepted by the Agent under and pursuant to Amendment No. 1 to the Loan Agreement dated 6 February, 1998, Amendment No. 2 to the Loan Agreement dated 29 June, 1999, Amendment No. 3 to the Loan Agreement dated 20 February, 2001 and Amendment No. 4 to Loan Agreement dated 3 June 2002 .

               "Organizational Documents" means, with respect to any AMD Company, its certificate of incorporation, certificate of formation, Memorandum and Articles of Association, charter, by-laws, and (except with respect to AMD Inc.) all shareholder agreements, voting trusts, and similar arrangements applicable to its capital.

               "Paying Agent" has the meaning assigned to that term in the second recital of this Agreement.

               "Perform in Accordance with the Plans and Specifications" means, for purposes of the Technical Completion tests, and when used for the period from and after Technical Completion, the performance by the Plant, on a substantially continuous basis substantially as intended under normal operating conditions, of the functions for which it was designed in accordance with the Plans and Specifications. In order to certify that the Plant is capable of performing substantially as intended under normal operating conditions, the Technical Advisor will during normal operations of the Plant (and without, to the extent practicable, disrupting production at the Plant), observe the operation of the Plant and its component parts to determine if the Plant and its component parts (except for uninstalled spares):

               (x)     are in operation and performing normally; and

               (y) demonstrate as a whole the operation of the principal component parts of the Plant at production rates consistent with the design capacity of the Plant (as observed by the Technical Advisor from the operating log sheets and such other data as may be reasonably available and is demonstrated from AMD Saxonia's operating reports, copies of which will be obtained by the Technical Advisor).

               The Technical Advisor will not be required to conduct specific tests on individual pieces of the Plant or its component parts in making this determination. In order to certify that the Plant has met the tests, or has demonstrated performance equivalent to the tests, set forth in the definition "Perform in Accordance with the Plans and Specifications", the Technical Advisor will:

               (i) in the case of demonstrated performance equivalent to the tests of the Plant (or portion thereof), obtain and rely on copies of, review, and analyze, AMD Saxonia's operating data comprising, but not limited to, daily log sheets, yield test results, and product shipments and, based upon the foregoing, will determine if the Plant (or such portion) has demonstrated its required performance; and

               (ii) in the case of a formal test run, observe the operations during normal business hours to verify the operating rates and time of operation and obtain and rely on copies of and review and analyse AMD Saxonia's operating data (as specified in clause (i) above) to independently determine if the Plant (or portion thereof) has demonstrated its required performance.

               "Permitted Encumbrances" means, (i) in the case of AMD Saxonia, AMD Saxony LLC, AMD Admin or AMD Holding, any Encumbrance arising by operation of law in the ordinary course of business, Encumbrances arising in the ordinary course of business as a result of a supplier retaining title to goods supplied pending payment for such goods, and Encumbrances on the Security pursuant to the Security Documents, and (ii) in the case of AMD Inc. or any Subsidiary of AMD Inc. (other than AMD Saxonia, AMD Saxony LLC, AMD Admin or AMD Holding), a "Permitted Lien" under, and as defined in, the AMD Inc. 1999 Loan and Security Agreement (or the equivalent thereof in any other AMD Inc. Primary Bank Credit Agreement).

               "Person" means an individual or a corporation, partnership, limited partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof), or other juridical entity of any kind.

               "Plans and Specifications" means the plans and specifications to be prepared by AMD Saxonia and approved by each of the Sponsors (which approval shall not be unreasonably delayed or withheld), the Technical Advisor, and the Agent for the fitting out of the Plant and the Design Center, as the same may be amended by AMD Saxonia from time to time with the consent of each Sponsor and the Agent (which consent, in the case of each Sponsor, shall not be unreasonably delayed or withheld); provided, that amendments to the plans and specifications which do not, individually or in the aggregate, reduce or adversely affect the value of the Plant and the Design Center in any material respect or the capacity and purpose of the Plant as set out in the plans and specifications as originally approved by the Technical Advisor and the Agent for purposes of the Operative Documents shall not require the consent of the Agent.

               "Plant" means the advanced silicon wafer production facility constructed or to be constructed by AMD Saxonia in or near Dresden, Germany to manufacture integrated circuits in wafer form using high-volume semi-conductor wafer fabrication processes.

               "Primary Secured Obligations" means, at the time any determination thereof is to be made, all Secured Obligations then owing and, whether or not then owing, all Secured Obligations in respect of the principal of and interest on the Advances.

               "Project" has the meaning assigned to that term in the first recital of this Agreement.

               "Project Accounts" means the account or accounts referred to and opened pursuant in ss. 19.1 of the Loan Agreement (including any sub-accounts into which any such account may be divided), as such account may be renewed, redesignated, or renumbered from time to time.

               "Project Agreements" means, collectively, the Wafer Purchase Agreements, the Research Agreements, the Management Service Agreement, the License Agreement, the Design/Build Agreement, the Equipment Supply Contracts, the Service Contracts, the AMD Inc. Guaranty, and each other instrument or document designated by the Agent (with the consent of each AMD Company) as a Project Agreement under and for purposes of this Agreement.

               "Project Budget" means the budget, in the form set out in
Schedule 6 to the Loan Agreement, with such changes (if any) to its form as the Agent may from time to time reasonably require, of projected Capital Expenditure for the implementation of the Project and the Project Phases in the implementation of the Project prior to Completion, including a detailed projected sources and uses of funds statement, broken down for each Project Phase on a Fiscal Quarter by Fiscal Quarter basis, as prepared by AMD Saxonia and approved by each Sponsor in accordance with the Management Plan and the Project Schedule, such approval not to be unreasonably withheld or delayed.

               "Project Costs" means all Capital Expenditure and other costs which are incurred by AMD Saxonia in connection with the Project.

               "Project Phase" means each project phase set out in the Approved Project Schedule contemplated for the implementation of the Project.

               "Project Schedule" means the schedule, in the form set out in
Schedule 7 to the Loan Agreement, with such changes (if any) to its form as the Agent may from time to time reasonably require, of Project Phases to be achieved during the construction of the Project prior to Completion, as prepared by AMD Saxonia and approved by each Sponsor, such approval not to be unreasonably withheld or delayed.

               "Registration" means the registration of the Conversion with the Commercial Register in Dresden.

               "Relevant AMD Inc. Individual" means any Vice President or more senior officer of AMD Inc., some or all of whose responsibilities include the Project.

               "Requirements of Law" means, with respect to any Person, any law (statutory or common), treaty, rule, or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Research Agreements" means, collectively, the AMD Saxonia Research Agreement and the AMD Holding Research Agreement.

               "Revolving Loan Facility Agreement" means the $750,000,000 subordinated unsecured Revolving Loan Facility Agreement dated 20 February 2001 among AMD Inc., AMD

Holding, and AMD Saxonia, as amended by the First Amendment to the Revolving Loan Facility Agreement dated 3 June 2002.

               "Revolving Loans" means, the subordinated unsecured revolving loans made by either Sponsor to AMD Saxonia under the terms of the Revolving Loan Facility Agreement.

               "SAB" means Sachsische Aufbaubank GmbH, a Gesellschaft mit beschrankter Haftung organised and existing under the laws of Germany and registered in Dresden, Germany, acting on behalf of the Free State of Saxony.

               "SAB/Dresdner Subsidy Agreement" means the Agreement, in the form set out in Schedule 26 to the Loan Agreement, between SAB and Dresdner.

               "SAB Related Agreements" means the AMD Saxonia/Dresdner Subsidy Agreement and the SAB/Dresdner Subsidy Agreement, collectively.

               "Same Day Funds" means, at the time of any determination, funds which are immediately available to AMD Saxonia.

               "Scheduled Project Phase Completion Certificates" means the Scheduled Project Phase Technical Completion Certificate (Obligors) and the Scheduled Project Phase Technical Completion Certificate (Technical Advisor).

               "Scheduled Project Phase Technical Completion" when used with reference to a Project Phase, shall be deemed to have occurred when:

               (i) all of the conditions set forth in the form of Scheduled Project Phase Technical Completion Certificate (Obligors) attached to the Loan Agreement as Schedule 9 thereto have been satisfied in all material respects, all of the statements appearing in said form of Certificate are true and correct in all material respects, in each case with respect to such Project Phase, and the Agent shall have received a fully executed counterpart of such Certificate; and

               (ii) the Agent shall have received a fully executed counterpart of the Scheduled Project Phase Technical Completion Certificate (Technical Advisor).

               "Scheduled Project Phase Technical Completion Certificate (Obligors)" means a Certificate, in the form set out in Schedule 9 to the Loan Agreement (appropriately completed), executed by the AMD Companies, and delivered to the Agent.

               "Scheduled Project Phase Technical Completion Certificate (Technical Advisor)" means a Certificate, in the form set out in Schedule 10 to the Loan Agreement (appropriately completed), executed by the Technical Advisor, and delivered to the Agent.

          "Secured Obligations" means all actual and contingent obligations of AMD Saxonia to the Secured Parties under or arising out of the Financing Documents and the Security Documents.

          "Secured Parties" means the Agent, the Paying Agent, the Security Agent, and the Banks, collectively.

          "Security" means, collectively, the AMD Inc. Security, the AMD Holding Security, the AMD Saxony LLC Security, the AMD Admin Security and the AMD Saxonia Security.

          "Security Agent" has the meaning assigned to that term in the introduction to this Agreement.

          "Security Documents" means, collectively, the AMD Saxonia Security Documents, the AMD Holding Security Documents, the AMD Saxony LLC Security Documents, the AMD Admin Security Documents, the AMD Inc. Pledge Agreement Over Membership Interests in AMD Saxony LLC, the AMD Inc. Share Pledge Agreement, and each other instrument or document designated by the Agent (with the consent of each AMD Company) as a Security Document under and for purposes of this Agreement.

          "Service Contract" means each agreement (which may be in the form of an accepted order) between AMD Saxonia and a Service Supplier relating to the acquisition by, and delivery to, AMD Saxonia of services for the Project but excluding Excepted Software Agreements.

          "Service Suppliers" means, collectively, each Person party to a contract or other agreement with AMD Saxonia in the capacity of a supplier of services for the Plant or the Design Center.

          "Service Supplier's Consent and Agreement" means, with respect to a Service Supplier, such Service Supplier's Consent and Agreement, in the form set out in Schedule 40 to the Loan Agreement or Annex 3 to Schedule 49 of the Loan Agreement, as the case may be, or such other form as is consented to by the Security Agent, which pertains to a Material Service Contract or which is otherwise required pursuant to the terms of the Loan Agreement or the Security Documents.

          "65/35 Burgschaft" means the several maximum amount shortfall guaranties issued by each of the Free State of Saxony (26%) and the Federal Republic of Germany (39%) in accordance with the Guaranty Decision up to a maximum aggregate amount of DM 975,000,000 (nine hundred and seventy five million Deutsche Marks), together with 65% of the shortfall of interest and costs, vested with a first right of satisfaction in favour of the Banks over all security granted by each AMD Company as security for the Banks' risk of recovery (but subject to a set-off of 65 % of payments (if any) made under the Sponsors' Guaranty against the Guarantors' obligations under the aforesaid shortfall guaranties).

          "Sponsors" has the meaning assigned to that term in the introduction to this Agreement.

          "Sponsors' Consent and Agreement" means the Sponsors' Consent and Agreement, in the form set out in Schedule 31 to the Loan Agreement, between the Sponsors, the Agent, and the Security Agent.

          "Sponsors' Disclosure Schedule" means the Disclosure Schedule attached as Schedule II, as it may be amended, supplemented, or otherwise modified from time to time by the Sponsors with the written consent of the Agent.

          "Sponsors' Guaranty" means the Sponsors' Guaranty, in the form set out in Schedule 32 to the Loan Agreement, executed by the Sponsors in favour of the Agent and the Security Agent for the benefit of the Secured Parties.

          "Sponsors' Loan Agreement" means the Sponsors' Loan Agreement, in the form set out in Schedule 29 to the Loan Agreement, between the Sponsors, as lenders, and AMD Saxonia, as borrower.

          "Sponsors' Loans" means all loans made or to be made by AMD Inc. or AMD Holding to AMD Saxonia in accordance with the terms of the Sponsors' Loan Agreement, which loans are subordinated in accordance with the Sponsors' Subordination Agreement.

          "Sponsors' Subordination Agreement" means the Sponsors' Subordination Agreement, in the form set out in Schedule 30 to the Loan Agreement, executed by the Sponsors, AMD Saxonia, and the Security Agent.

          "Sponsors' Warranty Date" means each of the following dates which occurs prior to the exercise of rights by the Security Agent under any of the Security Documents: (i) the Loan Agreement Effective Date, (ii) each date AMD Saxonia delivers a notice of drawing for an Advance under the Loan Agreement,
(iii) each date the AMD Companies deliver each Scheduled Project Phase Technical Completion Certificate (Obligors), (iv) the date of Technical Completion, (v) the Conversion Effective Date and (vi) each date the Sponsors deliver the certificate referred to in Section 13.1(i)(c).

          "Stock Offering" means a public or private sale or other placement of stock of AMD Inc. in the capital markets (which, for avoidance of doubt, shall not include (i) the issuance by AMD Inc. of stock options (and/or the issuance by AMD Inc. of stock upon the exercise of any existing or future such stock options) to any of its or its affiliates' directors, officers and/or employees or (ii) purchases of AMD Inc. stock by Fujitsu Limited in connection with the Fujitsu AMD Semiconductor Limited joint venture between AMD Inc. and Fujitsu Limited).

          "Subsidiary" means with respect to (i) any corporation organised and existing under the laws of the Federal Republic of Germany, a subsidiary within the meaning of the term "abhangiges Unternehmen" in ss. 17 of the German Stock Corporation Act (Aktiengesetz); and (ii) any Person, a corporation, partnership, limited partnership, limited liability company, trust, incorporated or unincorporated association or other entity of which such Person or such Person and/or such Person's other Subsidiaries own, directly or indirectly, more than 50% of the ordinary voting power for the election of directors or others performing similar functions.

          "Subsidies" has the meaning assigned to that term in Section 6.1.

          "Substitution" means the substitution of AMD Admin as general partner (Komplementar) of AMD Saxonia in place of AMD Saxony LLC in accordance with the AMD Saxonia Partnership Agreement.

          "Taxes" has the meaning assigned to that term in Section 14.5(a).

          "Technical Advisor" means Fraunhofer Institut fur Siliziumtechnologie, Itzehoe, or such other technical advisor as may be appointed by the Security Agent with the consent of each AMD Company, which consent shall not be unreasonably delayed or withheld.

          "Technical Advisor's Report" means that certain report dated October 16, 1996 from the Technical Advisor to the Agent prepared for purposes of this Agreement and the other Operative Documents and the transactions contemplated hereby and thereby.

          "Technical Completion" shall be deemed to have occurred when:

          (i) all of the conditions set forth in the form of Technical Completion Certificate (Obligors) attached to the Loan Agreement as Schedule 9 thereto have been satisfied in all material respects, all of the statements appearing in said form of Certificate are true and correct in all material respects, and the Agent shall have received a fully executed counterpart of such Certificate; and

          (ii) the Agent shall have received a fully executed counterpart of the Technical Completion Certificate (Technical Advisor).

          "Technical Completion Certificate (Obligors)" means a certificate, in the form set out in Schedule 9 to the Loan Agreement (appropriately completed and with the legal opinion therein referred to attached), executed by the AMD Companies, and delivered to the Agent.

          "Technical Completion Certificates" means the Technical Completion Certificate (Obligors) and the Technical Completion Certificate (Technical Advisor).

          "Technical Completion Certificate (Technical Advisor)" means a certificate, in the form set out in Schedule 10 to the Loan Agreement (appropriately completed), executed by the Technical Advisor, and delivered to the Agent.

          "Total Revolving Loan Commitment Amount" means $ 750,000,000 (seven hundred and fifty million Dollars) or the "Euro Equivalent" (under, and as defined therein) thereof, or such reduced amount as shall have been agreed upon by each of the Sponsors, AMD Saxonia, the Agent, and the Banks.

          "Total Tranche A Commitment Amount" means DM 1,500,000,000 (one billion five hundred million Deutsche Marks), as such amount shall be reduced by any reductions to (but not utilizations of) the commitments of the Banks under "Facility A" under the Loan Agreement.

          "Tranche A Advances" means Advances made by the Banks or any Bank pursuant to "Facility A" under the Loan Agreement.

          "Unmatured Event of Default" means an event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

          "Wafer" has the meaning assigned to that term in the AMD Saxonia Wafer Purchase Agreement.

          "Wafer Purchase Agreements" means, collectively, the AMD Saxonia Wafer Purchase Agreement and the AMD Holding Wafer Purchase Agreement.

SECTION 1.2 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein shall be interpreted, all accounting determinations and computations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with, GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto, but need not include such notes or schedules when used with reference to such statements of any Person as of any date other than the end of a Fiscal Year of such Person. In the determination of any periods pursuant to any provision hereof, unless otherwise specified, the term "from" means "from (and including)", the term "to" means "to (and excluding)", and the term "until" means "until (and excluding)".

SECTION 1.3 Construction. In this Agreement, unless the context requires otherwise, any reference to:

          "assets" includes any asset, property, or right and includes uncalled capital;

          "including" or "includes" means including or includes without limitation;

          "law" and/or "regulation" includes any constitutional provision, treaty, convention, statute, act, law, decree, ordinance, subsidiary or subordinate legislation, order, rule, or regulation having the force of law, and any rule of civil or common law or equity;

          "order" includes any judgment, injunction, decree, determination, or award of any court, arbitration, or administrative tribunal;

          "tax" includes any tax, levy, duty, charge, impost, fee, deduction, or withholding of any nature now or hereafter imposed, levied, collected, withheld, or assessed by any taxing or other authority and includes any interest, penalty, or other charge payable or claimed in respect thereof, and "taxation" shall be construed accordingly; and

          "winding-up" includes any winding-up, liquidation, dissolution, or comparable process in any jurisdiction.

SECTION 1.4 Miscellaneous. In this Agreement, unless the context requires otherwise, any reference to an Operative Document or a Project Agreement (including, in each case, any reference thereto as being in the form set out in a Schedule to the Loan Agreement) shall be a reference to such Document or Agreement as it shall have been, or from time to time be, amended, varied, re-issued, replaced, novated or supplemented, in each case, in accordance with its terms and this Agreement. For the avoidance of doubt, any reference in the Agreement to stated capital (Stammkapital), capital reserves or any other similar term relating to the capital structure of a German limited liability company shall, following the Conversion Effective Date, be deemed to be a reference to the capital (Haftsummen and Pflichteinlagen) or capital reserves of a limited partnership under German law, save to the extent the context requires otherwise.

In this Agreement, unless the context requires otherwise, (i) any statutory provisions shall be construed as references to those provisions as amended, modified, re-enacted, or replaced from time to time; (ii) words importing a gender include every gender; (iii) references to Sections and Schedules are to Sections of and Schedules to this Agreement; and (iv) references to this Agreement include its Schedules. Section headings are inserted for reference only and shall be ignored in construing this Agreement. A time of day, unless otherwise specified, shall be construed as a reference to Frankfurt am Main time.

                                   ARTICLE II
                         Contribution of Equity Capital

SECTION 2.1 Undertaking to Contribute. AMD Holding hereby undertakes to contribute to AMD Saxonia, and AMD Inc. hereby undertakes to cause AMD Holding to so contribute to AMD Saxonia (and AMD Inc. shall, to the extent necessary, contribute sufficient funds, or otherwise cause sufficient funds to be made available, to AMD Holding as shall be necessary to enable AMD Holding to so contribute to AMD Saxonia), Equity Capital at the times and in the amounts set forth in Section 2.2. For the avoidance of doubt:

      (i) to the extent, but only to the extent, reflected in AMD Saxonia's financial statements referred to in ss. 15.1.6 of the Loan Agreement (or, if not so reflected, as certified by AMD Inc. to the Agent and the Security Agent as of the Loan Agreement Effective Date), Equity Capital contributed by the Sponsors to AMD Saxonia prior to the Loan Agreement Effective Date shall be taken into account in determining whether the Sponsors shall have complied with their obligations under this Article II;

      (ii) the obligations of the Sponsors contained in this Article II are in addition to, and not in limitation of, their respective obligations contained elsewhere in this Agreement and in the other Operative Documents;

      (iii) the Sponsors shall not be relieved of the foregoing obligations by virtue of:

            (a) any Sponsors' Loan made by either Sponsor pursuant to this
                Agreement or the Sponsors' Loan Agreement or any Revolving Loan made by either Sponsor pursuant to this Agreement or the Revolving Loan Facility Agreement before or after the Loan Agreement Effective Date, including without limitation, the additional Sponsors' Loan in an amount of $34,000,000 made by AMD Inc. to AMD Saxonia on 26 September 1997 and referred to in
                Section 3.5 below; or

            (b) any payment made by either Sponsor under the Sponsors' Guaranty;
                and

      (iv) the amounts set forth in Section 2.2 below are minimum aggregate amounts of Equity Capital to be received by AMD Saxonia; nothing contained herein shall be deemed to preclude AMD Holding from making additional contributions to AMD Saxonia's stated capital or capital reserves in order to fulfil the obligations of the Sponsors contained in Article IV, V, or VI, or for any other reason.

SECTION 2.2 Time of Contribution. The Equity Capital to be contributed to AMD Saxonia under this Article II is due and payable to AMD Saxonia as follows:

      (i) one or more instalments aggregating DM 108,750,000 (one hundred eight million seven hundred fifty thousand Deutsche Marks) on or before the date of the initial Advance under the Loan Agreement; it being understood and agreed that, to the extent, but only to the extent, reflected in AMD Saxonia's financial statements referred to in ss. 15.1.6 of the Loan Agreement (or, if not so reflected, as certified by AMD Inc. to the Agent and the Security Agent as of the Loan Agreement Effective Date), all contributions to the Equity Capital of AMD Saxonia prior to Loan Agreement Effective Date shall be considered contributions to its Equity Capital for purposes of this Section 2.2(i); and

      (ii) in addition to the Equity Capital contributed or to be contributed pursuant to Section 2.2(i) hereof, one or more additional instalments aggregating DM 108,750,000 (one hundred eight million seven hundred fifty thousand Deutsche Marks) by the earlier to occur of:

            (a) the acceleration of the Advances under the Loan Agreement following the occurrence of an Event of Default (it being understood and agreed that if, at the time of any such acceleration, the Primary Secured Obligations are less than the amount otherwise required to be contributed to AMD Saxonia under this Section 2.2(ii), such contribution shall be made in an amount which, when added to the aggregate amount of all Sponsors' Loans and/or other contributions to AMD Saxonia's Equity Capital or capital reserves then concurrently made, is equal to the Primary Secured Obligations at such time); and

            (b) December 31 1997;

            provided, however, that such Equity Capital shall be required to be contributed in whole or in part at any time prior to such dates if, but only to the extent that, the ratio of:

                (x)  the sum of

                     (1) the then aggregate outstanding principal amount of
                         Sponsors' Loans,

                     plus

                      (2) the then aggregate amount of AMD Saxonia's Equity
                          Capital and capital reserves,

                      to

                (y) the then aggregate outstanding principal amount of the Advances, is less than 25:75.

SECTION 2.3 Form of Contribution. The Equity Capital under this Article II shall be contributed in cash and in Same Day Funds to AMD Saxonia.

                                  ARTICLE III
                                 Sponsors' Loans

SECTION 3.1 Undertaking to Make Class A and Class C Sponsors' Loans. The Sponsors, jointly and severally, hereby undertake that either Sponsor or both of the Sponsors will make Sponsors' Loans to AMD Saxonia:

      (i) in an aggregate principal amount of at least DM 290,000,000 (two hundred ninety million Deutsche Marks) for all such Sponsors' Loans, the exact amount thereof being equal to the Deutsche Mark Equivalent of $200,000,000 (two hundred million Dollars) for all such Sponsors' Loans, as contemplated by Section 3.2 (the "Class A Sponsors' Loans");

      (ii)  [left intentionally blank]

      (iii) in an aggregate principal amount of $70,000,000 (seventy million Dollars) as contemplated by Section 3.4 (the "Class C Sponsors' Loans").

For the avoidance of doubt:

      (i) the obligations of the Sponsors under the Sponsors' Loan Agreement are intended to reflect, rather than to be in addition to, the obligations of the Sponsors pursuant hereto;

      (ii) with the exception of the additional Sponsors' Loan in an amount of $34,000,000 made by AMD Inc. to AMD Saxonia on 26 September 1997 and referred to in Section 3.5 below, Sponsors' Loans and/or contributions (to the extent, but only to the extent, not otherwise taken into account in determining whether AMD Holding has complied with its obligations under Article II) by AMD Holding to AMD Saxonia's capital reserves made to AMD Saxonia prior to the Loan Agreement Effective Date shall be taken into account, to the extent, but only to the extent, reflected in AMD Saxonia's financial statements referred to in ss.15.1.6 of the Loan Agreement (or, if not so reflected, as certified by AMD Inc. to the Agent and the Security Agent as of the Loan Agreement Effective Date) as Class A Sponsors' Loans in determining whether the Sponsors shall have complied with their obligations under this Article III;

      (iii) although the obligations of the Sponsors contained in this Article III are in addition to, and not in limitation of, their respective obligations contained elsewhere in this Agreement and in the other Operative Documents, if the Agent shall have otherwise expressly consented thereto in writing (which consent will not be unreasonably withheld or delayed), the Sponsors shall be deemed to have complied with their obligations to make Class A Sponsors' Loans and/or Class C Sponsors' Loans to the extent, but only to the extent, that AMD Holding shall have made additional contributions to AMD Saxonia's Equity Capital (or other contribution to AMD Saxonia's capital reserves) which contributions are not otherwise required to be made pursuant hereto or to any other Operative Document;

      (iv)   the Sponsors shall not be relieved:

             (a) of the foregoing obligation by virtue of any Equity Capital (or other contribution to AMD Saxonia's capital reserves) contributed or required to be contributed to AMD Saxonia pursuant to Section 2.1 or (except as, and to the extent, provided in clause (iii) above) otherwise;

             (b) of any obligation to make Class A Sponsors' Loans (or to contribute additional Equity Capital or other contributions to AMD Saxonia's capital reserves in lieu thereof) by virtue of any payment made by either Sponsor under the Sponsors' Guaranty;

             (c)  [left intentionally blank]

             (d) of any obligation to make Class A Sponsors' Loans or Class C Sponsors' Loans by the additional Sponsors' Loans in an amount of $34,000,000 made by AMD Inc. to AMD Saxonia on 26 September 1997 and referred to in Section 3.5 below;

      (v) each Class A Sponsors' Loan shall be denominated in Deutsche Marks and the Deutsche Mark Equivalent thereof shall be calculated for the purpose of determining whether the Sponsors have complied with their obligations under Section 3.2; provided, however, that any Class A Sponsors' Loan may, with the consent of the Agent (such consent not to be unreasonably delayed or withheld), be funded in Dollars but for all purposes of this Agreement and the Sponsors' Loan Agreement shall be deemed to have been funded in Deutsche Marks in an amount which is equal to the Deutsche Mark Equivalent thereof;

      (vi) Class C Sponsors' Loans may be made in either Dollars or in Deutsche Marks at AMD Inc.'s option provided that:

             (a) for the purpose of determining whether the Sponsors have complied with their obligations under Section 3.4, any Class C Sponsors' Loans made in Deutsche Marks shall be deemed converted to Dollars at the Agent's spot rate of exchange for the purchase of Dollars with Deutsche Marks prevailing on the date two (2) Business Days prior to the date such Class C Sponsors' Loans were made;

             (b) if AMD Inc. and AMD Saxonia agree, any Class C Sponsors' Loans may be denominated in Deutsche Marks but funded in Dollars and the Deutsche Mark amount of such Class C Sponsors' Loans shall be deemed to be the DM amount which is the equivalent of the Dollar amount so funded determined at the Agent's spot rate of exchange for the purchase of Dollars with Deutsche Marks prevailing on the date two (2) Business Days prior to the date such Class C Sponsors' Loans were made.

      (vii) the Sponsors shall be relieved of their respective obligations to make Class C Sponsors' Loans under Sections 3.1 and 3.4 if, but only if:

             (a) the Sponsors shall have complied with each of their respective obligations under Article II and, insofar as such obligations relate to Class A Sponsors' Loans (or additional contributions to Equity Capital or AMD Saxonia's capital reserves in lieu thereof), this Article III; and

             (b) following a demand for payment by the Agent under the Sponsors' Guaranty, the Sponsors shall have paid all amounts payable under the Sponsors' Guaranty.

      (viii) the amounts set forth in this Section 3.1 are cumulative minimum aggregate amounts for both Sponsors, collectively; nothing contained herein shall be deemed to preclude the Sponsors (or either of them) from making additional Sponsors' Loans in order to fulfil their respective obligations contained in Article IV, V, or VI, or for any other reason.

SECTION 3.2 Time of Class A Sponsors' Loans. The Class A Sponsors' Loans will be made in cash and in Same Day Funds and will be made as follows:

      (i) at least DM 145,000,000 (one hundred forty five million Deutsche Marks) for all such Class A Sponsors' Loans, the exact amount thereof being equal to the Deutsche Mark Equivalent of $100,000,000 (one hundred million Dollars) for all such Class A Sponsors' Loans, by the earlier to occur of:

             (a) the acceleration of the Advances under the Loan Agreement following the occurrence of an Event of Default (it being understood and agreed that if, at the time of any such acceleration, the Primary Secured Obligations are less than the amount otherwise required to be lent to AMD Saxonia under this Section 3.2(i), the amount of such Class A Sponsors' Loans shall be an amount which, when added to the aggregate amount of all Sponsors' Loans and/or other contributions to AMD Saxonia's Equity Capital or capital reserves then concurrently made, is equal to the Primary Secured Obligations at such time); and

             (b)  December 31, 1998; and

      (ii) at least a further DM 145,000,000 (one hundred forty five million Deutsche Marks) for all such Class A Sponsors' Loans, the exact amount thereof being equal to the Deutsche Mark Equivalent of $100,000,000 (one hundred million Dollars) for all such Class A Sponsors' Loans, by the earlier to occur of:

            (a) the acceleration of the Advances under the Loan Agreement following the occurrence of an Event of Default (it being understood and agreed that if, at the time of any such acceleration, the Primary Secured Obligations are less than the amount otherwise required to be lent to AMD Saxonia under this Section 3.2(ii), the amount of such Class A Sponsors' Loans shall be an amount which, when added to the aggregate amount of all Sponsors' Loans and/or other contributions to AMD Saxonia's Equity Capital or capital reserves then concurrently made, is equal to the Primary Secured Obligations at such time); and

            (b)   December 31, 1999;

      provided, however, that such Class A Sponsors' Loans shall be required to be made in whole or in part at any time prior to the aforesaid dates if, but only to the extent that, the ratio of:

                  (x)  the sum of

                       (1) the then aggregate outstanding principal amount of
                           Sponsors' Loans,

                  plus

                       (2) the then aggregate amount of AMD Saxonia's Equity
                           Capital and capital reserves,

                  to

                  (y) the then aggregate outstanding principal amount of the Advances under the Loan Agreement, is less than 25:75.

SECTION 3.3 [left intentionally blank]

SECTION 3.4 Time of Class C Sponsors' Loans. The Class C Sponsors' Loans will be made in cash and in Same Day Funds and will be made in full, pursuant to Section
4.07 of the AMD Inc. Senior Secured Note Indenture (prior to giving effect to the Third Supplemental Indenture dated as of July 28, 2000), without utilizing any of the provisions contained in the first proviso to Section 4.07(iv) thereof, by the Contribution Date at the latest.

SECTION 3.5 Additional Sponsors' Loans. In addition to the Class A Sponsors' Loans and the Class C Sponsors' Loans, the Sponsors (or either of them) may, from time to time, at their option make additional Sponsors' Loans in order to fulfil their respective obligations contained herein or otherwise to provide additional funds to AMD Saxonia.

For the avoidance of doubt, the additional Sponsors' Loan in an amount of $34,000,000 made by AMD Inc. to AMD Saxonia on 26 September 1997:

         (i) is hereby expressly agreed by the parties hereto to be an additional Sponsors' Loan pursuant to the terms of this Section
               3.5 and subordinated as a Junior Liability (under, and as defined in, the Sponsors' Subordination Agreement); and

         (ii) shall not relieve the Sponsors from any obligation to make Class A Sponsors' Loans or Class C Sponsors' Loans in accordance with Sections 3.2, and 3.4 above respectively.

SECTION 3.6 Terms of Sponsors' Loans. The making of Sponsors' Loans will be made on the terms, and shall be subject to the conditions, contained in the Sponsors' Loan Agreement which, as provided in Section 3.1, is intended to reflect, rather than to be in addition to, the obligations of the Sponsors contained in this
Article III.

SECTION 3.7 Undertaking to Make Revolving Loans/Terms of Revolving Loans. The Sponsors hereby jointly and severally undertake that either Sponsor or both Sponsors will make available to AMD Saxonia an unsecured, subordinated revolving loan facility in an aggregate principal amount of $750,000,000 (seven hundred fifty million Dollars) with a term of no earlier than 31 March, 2007 and bearing interest at a rate per annum of 4%, on and subject to the terms and conditions contained in the Revolving Loan Facility Agreement, which is intended to reflect, rather than to be in addition to, the obligations of the Sponsors contained in this Article III, to the extent applicable to Revolving Loans.

SECTION 3.8 Time of Revolving Loans. Revolving Loans will be made in cash and in Same Day Funds:

         (i) in such amounts as shall be required from time to time to ensure that as from 1 July 2001, the Minimum Liquidity Covenant is complied with at all times and, in any event, upon first written demand by the Security Agent at any time and from time to time immediately following a Minimum Liquidity Covenant Calculation Date in such amounts as may be necessary to remedy any shortfall in the Minimum Liquidity Covenant at any time and from time to time; and

         (ii) in such amounts as shall be required from time to time and, in any event, upon the first written demand of AMD Saxonia at any time and from time to time to finance AMD Saxonia's general corporate funding requirements, including working capital, cash expenses and other capital requirements of AMD Saxonia.

The Sponsors shall be relieved of their respective obligations to make Revolving Loans available to AMD Saxonia if, but only if:

         (x) the Sponsors shall have complied with each of their respective obligations under Article II and, insofar as such obligations relate to Class A Sponsors' Loans (or additional contributions to Equity Capital or AMD Saxonia's capital reserves in lieu thereof), this Article III; and

         (y) following a demand for payment by the Agent under the Sponsors' Guaranty, the Sponsors shall have paid all amounts payable under the Sponsors' Guaranty.

In addition to the Revolving Loans contemplated to be made under Section 3.7, the Sponsors (or either of them) may, from time to time, at their option make additional Revolving Loans in order to fulfil their respective obligations contained herein or otherwise to provide additional funds to AMD Saxonia, it being expressly understood and agreed that any such Revolving Loans shall be optional rather than compulsory, and that in no event shall the Sponsors (or either of them) be obligated to advance Revolving Loans such that the total amount of outstanding Revolving Loans would exceed the Total Revolving Loan Commitment Amount.

SECTION 3.9 Subordination of Sponsors' Loans and Revolving Loans. The Sponsors' Loans and the Revolving Loans will be subordinated on the terms and conditions contained in the Sponsors' Subordination Agreement.

                                   ARTICLE IV
                                  Project Costs

SECTION 4.1 Project Costs. In addition to, and not in limitation of, their other obligations contained in this Agreement and the other Operative Documents, the Sponsors, jointly and severally, hereby undertake to provide AMD Saxonia with Same Day Funds (whether, in the case of AMD Holding, by contribution to AMD Saxonia's Equity Capital (or other contributions to AMD Saxonia's capital reserves), or, in the case of either Sponsor, through Sponsors' Loans or Revolving Loans) sufficient to cover all Project Costs (after taking into account the Available Tranche A Amount). The Sponsors shall be relieved of any further obligations under this Article IV if, but only if:

         (i) the Sponsors shall have complied with each of their respective obligations under Article II and, insofar as such obligations relate to Class A Sponsors' Loans (or additional contributions to Equity Capital or AMD Saxonia's capital reserves in lieu thereof), Article III; and

         (ii) following a demand by the Agent for payment under the Sponsors' Guaranty, the Sponsors shall have paid all amounts payable under the Sponsors' Guaranty.

SECTION 4.2 [left intentionally blank]

SECTION 4.3 Form of Contribution. The Sponsors may comply with their respective obligations under this Article IV by making:

         (i) in the case of either Sponsor, Revolving Loans pursuant to the terms and conditions of the Revolving Loan Facility Agreement; and/or

         (ii) in the case of AMD Holding, a cash increase in the Equity Capital (or other contributions to AMD Saxonia's capital reserves) of AMD Saxonia; and/or

         (iii) in the case of either Sponsor, further Sponsors' Loans to AMD Saxonia.

SECTION 4.4 No Double Recovery under Revolving Loan Facility Agreement and Sponsors' Guaranty. If, during the continuance of an Event of Default (unless such Event of Default is subsequently cured or waived with the concurrence of the Agent or the Security Agent, AMD Inc., and AMD Saxonia), and following the exercise of rights by the Agent or the Security Agent under either the AMD Holding Share Pledge Agreement, the AMD Inc. Share Pledge Agreement, the AMD Saxonia Assignment (U.S.A.), the AMD Inc. Pledge Agreement Over Membership Interests in AMD Saxony LLC, the AMD Holding Share Pledge Agreement (AMD Admin), the AMD Saxony LLC Partnership Interest Pledge Agreement (AMD Saxonia), the AMD Holding KG Partnership Interest Pledge Agreement (AMD Saxonia) or the AMD Admin Partnership Interest Pledge Agreement (AMD Saxonia), the Agent seeks to make borrowings under, or to cause such borrowings to be made under, the Revolving Loan Facility Agreement, the Agent's right to make such borrowings or to cause such borrowings to be made, shall be limited mutatis mutandis to the amount set forth in Section 2.1 of the Sponsors' Guaranty and any such borrowings (to the extent paid to AMD Saxonia and not subsequently repaid to AMD Inc. or its successor in interest) shall, pro tanto, reduce the amount available to be recovered from the Sponsors under the Sponsors' Guaranty.

                                   ARTICLE V
                               Completion Guaranty

SECTION 5.1 Completion Guaranty. The Sponsors (jointly and severally), hereby agree to cause AMD Saxonia:

         (i) to complete each Project Phase as soon as contemplated by the Approved Project Schedule (it being understood and agreed that the completion date for one or more Project Phases (other than the final Project Phase) may be deferred for up to six (6) months in the aggregate for all such deferrals on a cumulative basis provided that no such deferral may affect the final deadline for Completion);

         (ii) to achieve Completion as soon as contemplated by the Approved Project Schedule and, in any event, on or before 31 December 2000; and

         (iii) to take all such action, including, without limitation, all actions before Governmental Authorities, as shall be necessary or appropriate to enable AMD Saxonia to complete each Project Phase and to achieve Completion as aforesaid.

For the avoidance of doubt, the obligations of the Sponsors contained in this
Article V are in addition to, and not in limitation of, their respective obligations contained elsewhere in this Agreement and in the other Operative Documents; provided, however, that the Sponsors shall be relieved of their respective obligations under this Article V if, but only if:

         (i) the Sponsors shall have complied with each of their respective obligations under Article II and, insofar as such obligations relate to Class A Sponsors' Loans (or additional contributions to Equity Capital or AMD Saxonia's capital reserves in lieu thereof), Article III and

         (ii) following a demand for payment by the Agent under the Sponsors' Guaranty, the Sponsors shall have paid all amounts payable under the Sponsors' Guaranty.

SECTION 5.2 Notice of Scheduled Project Phase Technical Completion and Completion. Upon the occurrence of each of the following, the Agent shall promptly advise the Sponsors, AMD Saxonia, and the Banks thereof:

         (i) Scheduled Project Phase Technical Completion for each Project Phase, and

         (ii)  Completion.

SECTION 5.3 No Double Recovery Under Article V and Sponsors' Guaranty. In the event that the Sponsors default in the payment and performance of their obligations under this Article V and, following any such default, the Agent institutes litigation or other adversary proceedings designed to compel the Sponsors to perform such obligations or to pay damages for such failure, the right of recovery against the Sponsors under this Article V is limited mutatis mutandis to the amount set forth in Section 2.1 of the Sponsors' Guaranty and any recovery by the Agent from the Sponsors hereunder shall, pro tanto, reduce the amount available to be recovered from the Sponsors under the Sponsors' Guaranty.

For the avoidance of doubt, the obligations of the Sponsors under this Section
5.1 constitute a primary guarantee obligation (Garantievertrag) and not a surety guarantee (Burgschaft).

                                   ARTICLE VI
                              Subsidies Undertaking

SECTION 6.1 Subsidies. The Project will be supported by the following subsidies and grants from the Free State of Saxony (hereinafter, the "Subsidies"):

         (i) a dedicated purpose investment grant in an aggregate amount of DM 476,687,000 (four hundred seventy six million six hundred eighty seven thousand Deutsche Marks) which, together with the investment subsidies in an aggregate amount of DM 23,813,000 (twenty three million eight hundred thirteen thousand Deutsche Marks), totals an aggregate amount of DM 500,500,000 (five hundred million five hundred thousand Deutsche Marks); and

         (ii) a dedicated purpose interest subsidy in an amount of DM 300,000,000 (three hundred million Deutsche Marks),

which, in each case, will be paid to AMD Saxonia by Dresdner Bank AG in Dresden, in its capacity as house bank.

SECTION 6.2 Payment of Shortfall. The granting of the Subsidies is contingent on the adherence by the Sponsors and AMD Saxonia to particular conditions, requirements, and covenants. If, for any reason whatsoever, any AMD Company or any Affiliate of any AMD Company breaches any such conditions, requirements, or covenants, and, accordingly, causes the Subsidies not to be paid or, as a result of any such breach, the Subsidies are required to be repaid

(in either such case the amount thereof being hereinafter called a "Shortfall"), then, without delay following its or their receipt of a demand therefor by the Agent, either:

         (i) AMD Holding shall contribute Equity Capital (or other contributions to AMD Saxonia's capital reserves) to AMD Saxonia, and AMD Inc. shall cause AMD Holding to so contribute to AMD Saxonia (and AMD Inc. shall, to the extent necessary, contribute sufficient funds, or otherwise cause sufficient funds to be made available, to AMD Holding as shall be necessary to enable AMD Holding to so contribute to AMD Saxonia); and/or

         (ii)  one or both Sponsors shall make Sponsors' Loans to AMD Saxonia,

in either case in an aggregate amount (and, if the Subsidies have not yet been provided, as and when the Subsidies, but for such breach, would have otherwise been provided) equal to the Shortfall.

For the avoidance of doubt:

         (i) the obligations of the Sponsors contained in this Article VI are in addition to, and not in limitation of, their obligations contained elsewhere in this Agreement and in the other Operative Documents, and shall survive Completion; and

         (ii) the Sponsors shall not be relieved of the foregoing obligations by virtue of:

               (a) any prior Sponsors' Loans made by the Sponsors (or either of them), including without limitation, the additional Sponsors' Loan in an amount of $34,000,000 made by AMD Inc. to AMD Saxonia on 26 September 1997 and referred to in Section 3.5 above and the Class C Sponsors' Loan in an amount of $70,000,000 made by AMD Inc. to AMD Saxonia on 30 June 1999 and referred to in Section 3.4 above;

               (b) any prior contributions of Equity Capital (or other
                   contributions to AMD Saxonia's capital reserves) by AMD Holding;

               (c) any prior Revolving Loans made by the Sponsors (or either of them); or

               (d) any payment made by either Sponsor under the Sponsors'
                   Guaranty;

provided, however, that the Sponsors shall have no liability as aforesaid in respect of any Subsidies which fail to be provided at any time after the foreclosure by the Security Agent upon any security provided by the Security Documents, unless such failure is attributable to any such breach by AMD Inc. or any of its Affiliates (other than AMD Saxonia or AMD Holding, if then Affiliates of AMD Inc.) occurring after such foreclosure.

SECTION 6.3 Bridging of AMD Saxonia's Receipt of the Subsidies.

               (a) It is understood and agreed that the Sponsors (jointly and severally) will, in the case of AMD Holding, contribute Equity Capital (or other contributions to AMD Saxonia's capital reserves), or, in the case of either Sponsor, make Sponsors' Loans, to AMD Saxonia, in either case as and to the extent that AMD Saxonia requires such funds prior to and in anticipation of its receipt of the Subsidies. If any such contribution or Sponsors' Loan is made for such purpose prior to AMD Saxonia's receipt of the Subsidies (or any portion thereof) then, to the extent that AMD Saxonia subsequently receives the proceeds of such Subsidies, and provided that no Event of Default, Unmatured Event of Default or Event of Termination shall have occurred and be continuing, AMD Saxonia shall, to the extent permitted by applicable law, repay Sponsors' Loans to the extent of the aggregate amount of the proceeds of the Subsidy so received, but without interest.

               (b) The Sponsors' obligations to make contributions or loans under Section 6.3 (a) shall terminate from the date of any foreclosure over the shares of AMD Holding, the membership interests of AMD Saxony LLC, the shares in AMD Admin or over the partnership interests in AMD Saxonia under the Security Documents.

                                  ARTICLE VII
                             Pari Passu Undertaking

SECTION 7.1     [left intentionally blank]

                                  ARTICLE VIII
                               Security Documents

SECTION 8.1 AMD Inc. Share Pledge Agreement and AMD Inc. Pledge Agreement Over Membership Interests in AMD Saxony LLC. AMD Inc. has granted a first priority security interest in the AMD Inc. Security pursuant to and on the terms and conditions set forth in the AMD Inc. Share Pledge Agreement and the AMD Inc. Pledge Agreement Over Membership Interests in AMD Saxony LLC.

SECTION 8.2 AMD Holding Security Documents. AMD Holding has granted a first priority security interest in the AMD Holding Security pursuant to and on the terms and conditions set forth in the AMD Holding Security Documents.

SECTION 8.3 AMD Saxony LLC Security Documents. AMD Saxony LLC has granted a first priority security interest in the AMD Saxony LLC Security pursuant to and on the terms and conditions set forth in the AMD Saxony LLC Security Documents.

SECTION 8.4 AMD Admin Security Documents. AMD Admin has granted a first priority security interest in the AMD Admin Security pursuant to and on the terms and conditions set forth in the AMD Admin Security Documents.

                                   ARTICLE IX
                               Sponsors' Guaranty

SECTION 9.1 Sponsors' Guaranty. Without intending to derogate from the provisions of the Sponsors' Guaranty (and, in the event of any inconsistency with this Section 9.1, the Sponsors' Guaranty shall prevail), the Sponsors (jointly and severally), have agreed to guarantee, on the terms and subject to the conditions of the Sponsors' Guaranty, the full and prompt payment when due, whether by acceleration or otherwise, of all Secured Obligations of AMD Saxonia to the Secured Parties under or in connection with the Financing Documents and the Security Documents; provided, however, that as provided in the Sponsors' Guaranty, the cumulative right of recovery against the Sponsors with respect to the Sponsors' Guaranty is limited to an amount equal to the greater of:

       (x) thirty five percent (35%) of the aggregate amount of all Guaranteed Obligations (as defined in the Sponsors' Guaranty); and

       (y) DM 217,500,000 (two hundred and seventeen million five hundred thousand Deutsche Marks),

plus (as and to the extent provided in the Sponsors' Guaranty) interest on such amount, if not paid when due, and plus costs and expenses of enforcement provided, that the maximum aggregate amount payable by the Sponsors pursuant to the Sponsors' Guaranty shall be DM 600,000,000. In furtherance of the foregoing, the Sponsors have undertaken, pursuant to the terms of the Sponsors' Guaranty, to pay to the Agent, upon first written demand following the occurrence of an Event of Default and acceleration of the Advances an amount equal to the greater of:

       (i) thirty five percent (35%) of the aggregate amount of all Guaranteed Obligations (as defined in the Sponsors' Guaranty); and

       (ii) DM 217,500,000 (two hundred and seventeen million five hundred thousand Deutsche Marks),

plus (as and to the extent provided in the Sponsors' Guaranty) interest on such amount, if not paid when due, and plus costs and expenses of enforcement provided, that the maximum aggregate amount payable by the Sponsors pursuant to the Sponsors' Guaranty shall be DM 600,000,000.

For the avoidance of doubt, the obligations of the Sponsors under the Sponsors'
Guaranty:

       (i) constitute a primary guarantee obligation (Garantievertrag) and not a surety guarantee (Burgschaft), and are in addition to, and not in limitation of, the other obligations of the Sponsors hereunder and under the other Operative Documents; and

       (ii) are continuing obligations and shall remain in full force and effect until whichever is the earlier of (1) satisfaction in full of all Secured

               Obligations and (2) payment in full by either Sponsor of all amounts payable under the Sponsors' Guaranty.

                                   ARTICLE X
       Sponsors' Subordination Agreement; AMD Inc. Subordination Agreement

SECTION 10.1 Sponsors' Subordination Agreement. The Sponsors and the Additional Partner Companies hereby agree to subordinate the payment of the Junior Liabilities (under, and as defined in, the Sponsors' Subordination Agreement) to the payment in full of all Senior Liabilities (under, and as defined in, the Sponsors' Subordination Agreement), on the terms and subject to the conditions of the Sponsors' Subordination Agreement.

SECTION 10.2 AMD Inc. Subordination Agreement. AMD Inc. hereby agrees to subordinate the payment of the Junior Liabilities (under, and as defined in, the AMD Inc. Subordination Agreement) to the payment in full of all Senior Liabilities (under, and as defined in, the AMD Inc. Subordination Agreement), on the terms and subject to the conditions of the AMD Inc. Subordination Agreement.

                                   ARTICLE XI
                            Obligations Unconditional

SECTION 11.1 Absolute and Unconditional Nature of Obligations. The obligation of the Sponsors and the Additional Partner Companies to perform their respective obligations under this Agreement, and the right of AMD Saxonia or the Agent or the Security Agent, as applicable, to receive the proceeds of each payment to be made to or for the account of AMD Saxonia as provided herein and in each of the other Operative Documents, shall be absolute, irrevocable, and unconditional, it being the intention of the parties hereto that all obligations of the Sponsors and the Additional Partner Companies under or in connection with this Agreement shall be paid and performed in all events in the manner and at the times herein provided, irrespective of and without prejudice to, in particular, any rights or remedies that are available to the other parties hereto and thereto under any agreements or any applicable laws. The Sponsors and the Additional Partner Companies shall be entitled to setoff, and to raise rights of retention, in respect of their respective payment claims hereunder and under the other Operative Documents only to the extent their respective counterclaims are undisputed or have been the subject of a final binding arbitral or court decision.

                                  ARTICLE XII
                         Representations and Warranties

SECTION 12.1 Representations and Warranties of AMD Inc. AMD Inc. hereby represents and warrants to the Agent and the Security Agent as follows:

          (i)  Organization; Corporate Power.

               AMD Inc. and each Material AMD Inc. Subsidiary:

               (a) is a corporation, limited partnership or limited liability company, as the case may be, duly organized, validly existing, and (where the concept has a technical meaning) in good standing under the laws of the jurisdiction of its incorporation;

            (b) is duly qualified or licensed and (where the concept has a technical meaning) in good standing as a foreign corporation authorized to do business in each other jurisdiction where, because of the nature of its activities or properties in such jurisdiction, such qualification or licensing is required,

            (c) has all requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on the business in which it is engaged and in which it proposes to engage;

            (d) that is an AMD Company, has all requisite corporate power and authority:

                  (x) to execute, deliver, and perform its obligations under each of the Operative Documents to which it is a party; and

                  (y) to assign, and grant a security interest in, the Security in the manner and for the purpose contemplated by the Security Documents to which it is a party; and

            (e)   is in compliance with all Requirements of Law

            except, in each case referred to in clause (b), (c), or (e), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (ii)   Corporate Authority; No Conflict.

            The execution, delivery, and performance by each AMD Company of each Operative Document to which any such AMD Company is a party, and the grant by such AMD Company of a security interest in the Security in the manner and for the purpose contemplated by the Security Documents to which such AMD Company is a party, have been duly authorised by all necessary corporate action (including any necessary shareholder action) on the part of such AMD Company, and do not:

            (a) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect binding on such AMD Company, or of the Organizational Documents of such AMD Company;

            (b) result in a breach of, result in a mandatory prepayment or acceleration of indebtedness evidenced or secured by, or constitute a default under, any indenture or loan or credit agreement, or any other agreement or instrument, to which such AMD Company is a party or by which such AMD Company or its properties are bound; or

            (c) result in, or require (in either case except as contemplated by the Operative Documents), the creation or imposition of any Encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by any of the AMD Companies (other than any right of set-off or banker's lien or attachment that the Agent, the Security Agent, or any Bank may have under the Operative Documents or applicable law), and none of the AMD Companies is in default under or in violation of its Organizational Documents, any of the Operative Documents to which it is a party, or any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, or instrument, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (iii)  Valid and Binding Obligations.

            Each Operative Document which has been executed and delivered by an AMD Company constitutes the legal, valid, and binding obligation of such AMD Company, enforceable against such AMD Company in accordance with its respective terms, subject, however, to the Opinion Reservations.

     (iv)   Sponsor Security Documents.

            (a) The provisions of each of the Security Documents which has been executed and delivered by a Sponsor are effective to create in favor of the Security Agent for the benefit of the Secured Parties, a legal, valid, and enforceable first priority Encumbrance on all rights, title, and interest of such Sponsor in the Security described therein, subject only to Permitted Encumbrances; and all necessary filings and recordings have been made in the requisite offices in all of the jurisdictions necessary or appropriate to perfect or continue perfected with such priority such Encumbrance on such Security.

            (b) Each Security Document which has been executed and delivered by a Sponsor is effective to grant to the Security Agent a legal, valid, and enforceable security interest on all rights, title, and interest of the relevant Sponsor in the Security described therein. When each such Security Document is duly recorded or filed in the applicable recording or filing office(s), if any, and the recording or filing fees and taxes, if any, in respect thereof are paid and compliance is otherwise had with the formal requirements of applicable law applicable to the recording and filing of security documentation generally, such Security is subject to a legal, valid, enforceable, and perfected first priority Encumbrance.

          (v)   Financial Information; No Material Adverse Change.

                (a) The audited consolidated balance sheet of AMD Inc. and its Subsidiaries dated December 31, 1995, the unaudited consolidated balance sheet of AMD Inc. and its Subsidiaries for the Fiscal Quarter ending on or about December 30, 1996, and in each case the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal period ended on such dates:

                      (x) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year-end audit adjustments, in the case of quarterly financial statements;

                      (y) are complete and accurate in all material respects and fairly present the consolidated financial condition of AMD Inc. and its Subsidiaries as of the dates thereof and results of operations and cash flows for the periods covered thereby; and

                      (z) except as specifically disclosed in the Disclosure Schedules, show all material indebtedness and other liabilities, direct or contingent, of AMD Inc. and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments, and Contingent Liabilities.

                (b) Since December 31, 1995, there has been no Material Adverse Effect, except as may be specifically disclosed in the Disclosure Schedules.

                (c) From July 13, 1999 to and including the effective date of the Third Amendment to this, there has been no "Enhanced Covenant Period" (under, and as defined in the AMD Inc. 1999 Loan and Security Agreement) in effect.

          (vi)  Litigation.

                Except as specifically disclosed in the Disclosure Schedules, there are no actions, suits, proceedings, claims, or disputes pending, or to the best knowledge of AMD Inc., threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any AMD Company or any other Subsidiary of AMD Inc. or any of their respective properties which:

                (a) purport to affect or pertain to this Agreement or any other Operative Document, or the entirety of the transactions contemplated hereby or thereby; or

                (b) if determined adversely to such AMD Company or such other Subsidiary, would reasonably be expected to have a Material Adverse Effect.

                  No injunction, writ, temporary restraining order, or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery, or performance of this Agreement or any other Operative Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          (vii)   No Default or Termination.

                  No Event of Default or Unmatured Event of Default, and, to the best of AMD Inc.'s knowledge, no Event of Termination, exists. None of the AMD Companies nor any other Subsidiary of AMD Inc. is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

          (viii)  No Burdensome Restrictions.

                  None of the AMD Companies nor any other Subsidiary of AMD Inc. is a party to or bound by any Contractual Obligation other than the Operative Documents, or subject to any restriction in any Organizational Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

          (ix)    Title to Properties; Encumbrances.

                  Each AMD Company and each other Material AMD Inc. Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in (or the equivalent for the relevant jurisdiction), all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each AMD Company and each other Material AMD Inc. Subsidiary is subject to no Encumbrances, other than Permitted Encumbrances.

          (x)     Subsidiaries; Material AMD Inc. Subsidiaries.

                  (a) As of the Loan Agreement Effective Date, AMD Inc. has no Subsidiaries other than those specifically disclosed in the Disclosure Schedules and has no equity investments in any other Person other than those specifically disclosed in the Disclosure Schedules;

                  (b) As of the Loan Agreement Effective Date, there are no Material AMD Inc. Subsidiaries other than those specifically disclosed in the Disclosure Schedules;

                  (c) AMD Inc. is the direct legal and beneficial owner of 100% of the issued and outstanding shares of capital stock of AMD Holding, all of which shares have been validly issued;

                  (d) AMD Inc. is the direct legal and beneficial owner of 100% of the membership interests of AMD Saxony LLC;

                  (e) AMD Holding is the direct legal and beneficial owner of 100% of the issued and outstanding shares of capital stock of AMD Admin, all of which shares have been validly issued;

                  (f) 100% of the capital partnership interests (Kapitalanteile) in AMD Saxonia are held by AMD Admin (as to Euro 250), AMD Holding (as to at least 99.99% (rounded to two decimal points) and AMD Saxony LLC (prior to a Substitution (if any)) (as to Euro 250 prior to its re-transfer of a fractional interest pursuant to the Conversion Documents, and as to 0% following such re-transfer), each of which holds no investment in any other person (except that AMD Admin is a wholly-owned subsidiary of AMD Holding). AMD Holding and AMD Saxony LLC are, in turn, wholly-owned subsidiaries of AMD Inc.;

                  (g) AMD Holding has no Subsidiaries other than AMD Saxonia and AMD Admin, and has no equity investments in any other Person;

                  (h) AMD Saxony LLC has no equity investments or interests in any other Person other than its general partnership interest in AMD Saxonia;

                  (i) AMD Admin has no Subsidiaries and, other than its Euro 250 partnership interest in AMD Saxonia, has no equity investments in any Person; and

                  (j) AMD Saxonia has no Subsidiaries and has no equity investments in any other Person.

          (xi)    Insurance.

                  Except as specifically disclosed in the Disclosure Schedules, properties of each Sponsor and each "Restricted Subsidiary" (under, and as defined in, the AMD Inc. 1999 Loan and Security Agreement) are insured with financially sound and reputable insurance companies not Affiliates of AMD Inc., in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Sponsor or such "Restricted Subsidiary" (as so defined) operates.

          (xii)   Copyrights, Patents, Trademarks and Licenses, Etc.

                  Each AMD Company and each other Material AMD Inc. Subsidiary owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations, and other rights that are reasonably necessary for the operation of its respective businesses, without conflict with the rights of any other Person, except for such conflicts which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in the Disclosure Schedules, to the best knowledge of AMD Inc.:

                  (a) no slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by any AMD Company or any other Subsidiary of AMD Inc. infringes upon any rights held by any other Person;

                  (b) no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of AMD Inc., threatened; and

                  (c) no patent, invention, device, application, principle, or any statute, law, rule, regulation, standard, or code is pending or, to the best knowledge of AMD Inc., proposed,

                  which, in any case described in (a), (b), or (c) above, could reasonably be expected to have a Material Adverse Effect.

          (xiii)  Taxes.

                  Each Sponsor and each "Restricted Subsidiary" (under, and as defined in, the AMD Inc. 1999 Loan and Security Agreement) have filed all material US Federal, German, and other tax returns and reports required to be filed, and have paid all material US Federal, German, and other taxes, assessments, fees, and other governmental charges levied or imposed upon them or their properties, income, or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against either Sponsor or any "Restricted Subsidiary" (as so defined) that would, if made, have a Material Adverse Effect.

          (xiv)   Governmental Approvals with Respect to the Operative
                  Documents.

                  As of the date this representation and warranty is made or reaffirmed, as the case may be, all Governmental Approvals (including, without limitation, from the United States of America, the European Union, the Federal Republic of Germany, and the Free State of Saxony) necessary for the due authorization, execution, delivery, and performance by each of the AMD Companies of, the legality or validity of the obligations of each of the AMD Companies under, or the enforceability against each of the AMD Companies of, each of the Operative Documents to which it is a party and the due and timely payment by each of the AMD Companies of amounts owing under each of the Operative Documents have been listed on
                  Schedule 20 to the Loan Agreement and, except as otherwise noted therein, all of such Governmental Approvals have been duly obtained or effected, and are in full force and effect, on the Conversion Effective Date.

          (xv) Governmental Approvals with Respect to the Plant and the Design Center.

                  As at the date this representation and warranty is made or reaffirmed, as the case may be, all Governmental Approvals necessary for the construction, ownership, use, and operation by AMD Saxonia of the Plant and the Design Center or which are required in order that the Plant and the Design Center may be operated for their intended purposes and Perform in Accordance with the Plans and Specifications, have been listed on
                  Schedule 20 to the Loan Agreement, and all of such Governmental Approvals (except those listed in Part B of
                  Schedule 20 to the Loan Agreement) have been duly obtained or effected, are sufficient for all purposes thereof, and are in full force and effect on such date (and, in the case of Government Approvals that have expired, each AMD Company has timely applied for renewal thereof and such Governmental Approvals have been administratively extended under applicable law); and AMD Inc. reasonably believes, after due inquiry, that the Governmental Approvals set forth in Schedule 20 to the Loan Agreement, together with all Governmental Approvals, if any, that may be required in connection with the transactions contemplated by the Operative Documents subsequent to the date on which this representation and warranty is made or reaffirmed, as the case may be, will be obtained at such time or times as may be necessary to avoid material delay in, or material restrictions on the use or operation of, the Plant and the Design Center.

          (xvi)   Interruption of Business.

                  Neither the business nor the properties of an AMD Company are presently affected by any fire, explosion, accident, strike, lockout, or other dispute, drought, storm, hail, earthquake, embargo, Act of God, or of the public enemy, or other casualty (whether or not covered by insurance) which impairs, or, if such event or condition were to continue for more than thirty
                  (30) additional days would be likely to impair, such AMD Company's ability to perform its obligations under the Operative Documents.

          (xvii)  Prior Activities, etc.

                  Prior to the Loan Agreement Effective Date, neither AMD Holding nor AMD Saxonia has engaged in any business, conducted any operations or activities, nor incurred any obligations or liabilities (contingent or otherwise), other than (a) as described in the Disclosure Schedules, and (b) its obligations, if any, under the Operative Documents, and activities reasonably incidental thereto. Prior to the Conversion Effective Date, neither AMD Saxony LLC nor AMD Admin has engaged in any business, conducted any operations or activities, nor incurred any obligations or liabilities (contingent or otherwise), other than its obligations, if any, under the Operative Documents, and activities reasonably incidental thereto.

(xviii) Status of AMD Holding, AMD Saxony LLC, AMD Admin, and AMD Saxonia, etc.

        (a) AMD Holding is not a "Restricted Subsidiary" under, and for the purposes of, the AMD Inc. 1999 Loan and Security Agreement;

        (b) AMD Saxony LLC is not a "Restricted Subsidiary" under, and for purposes of, the AMD Inc. 1999 Loan and Security Agreement;

        (c) AMD Admin is not a "Restricted Subsidiary" under, and for purposes of, the AMD Inc. 1999 Loan and Security Agreement; and

        (d) AMD Saxonia is not a "Restricted Subsidiary" under, and for the purposes of, the AMD Inc. 1999 Loan and Security Agreement.

(xix)   Accuracy of Information.

        As of the date this representation and warranty is made or reaffirmed, as the case may be, all factual information then or theretofore furnished by or on behalf of any AMD Company to the Agent or any Bank or the Technical Advisor for purposes of or in connection with any Operative Document or any transaction contemplated thereby (including the Information Memorandum, true and complete copies of which were furnished to the Agent in connection with the execution and delivery of this Agreement) is true and accurate (taken as a whole) in all material respects on the date as of which such information is dated or certified, and on such date such information (taken as a whole) was not incomplete by omitting to state any material fact necessary to make such information not misleading. Insofar as any such information includes assumptions, estimates, or projections, such assumptions, estimates, or projections have been made in good faith, with due care, and with a diligent application of engineering, construction, and accounting expertise reasonably available within AMD Inc. and its Subsidiaries (it being understood that although any projections and forecasts furnished by an AMD Company represent such AMD Company's best estimates and assumptions as to future performance, which such AMD Company believes to be fair and reasonable as of the time made in the light of current and reasonably foreseeable business conditions, such projections and forecasts as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected or forecasted results). Without limiting the generality of the foregoing, as of the Loan Agreement Effective Date, no new information has become available which was not provided to the Technical Advisor prior to the Loan Agreement Effective Date and which, had it been so provided, could reasonably be expected to have caused the Technical Advisor to express an unfavourable opinion with respect to the Project in the Technical Advisor's Report.

(xx)    Warranties of AMD Saxonia, AMD Saxony LLC, AMD Admin and AMD Holding.

        Each of the representations and warranties made by AMD Saxonia, AMD Saxony LLC, AMD Admin, or AMD Holding in any Operative Document to which it is a party (other than the representation and warranty of AMD Holding contained in Section 12.2(xi) and the representation and warranty of AMD Saxonia contained in ss. 15.1.10 of the Loan Agreement) is true and accurate in all material respects on each Sponsors' Warranty Date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, and except, in the case of any representation or warranty made on a Sponsors' Warranty Date described in clause (vi) of the definition thereof, as otherwise provided in the certificate referred to therein.

SECTION 12.2 Representations and Warranties of the Sponsors. The Sponsors, jointly and severally, hereby represent and warrant to the Agent and the Security Agent as follows (save in respect of Section 12.2 (xi) which is warranted only by AMD Holding):

    (i) Organisation; Corporate Power.

        (a) Each of AMD Holding and AMD Admin is a Gesellschaft mit beschrankter Haftung duly organised and existing under the laws of the Federal Republic of Germany and registered in Dresden, Germany and AMD Saxonia is a Limited Partnership duly organised and existing under the laws of the Federal Republic of Germany;

        (b) AMD Saxony LLC is a limited liability company duly organized and existing under the laws of the State of Delaware, United States of America;

        (c) 100% of the capital partnership interests (Kapitalanteile) in AMD Saxonia are held by AMD Admin (as to Euro 250), AMD Holding (as to at least 99.99% (rounded to two decimal points) and AMD Saxony LLC (prior to a Substitution (if any)) (as to Euro 250 prior to its re-transfer of a fractional interest pursuant to the Conversion Documents, and as to 0% following such re-transfer), each of which holds no investment in any other person (except that AMD Admin is a wholly-owned subsidiary of AMD Holding). AMD Holding and AMD Saxony LLC are, in turn, wholly-owned subsidiaries of AMD Inc.;

        (d) Each of AMD Holding, AMD Admin, AMD Saxony LLC, and AMD Saxonia:

            (1) is duly qualified or licensed as a foreign corporation authorised to do business in each other jurisdiction where, because of the nature of its activities or properties in such jurisdiction, such qualification or licensing is required,

            (2) has all requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on the business in which it is engaged and in which it proposes to engage;

            (3)  has all requisite corporate power and authority

                  (x) to execute, deliver, and perform its obligations under each of the Operative Documents to which it is a party;
                      and

                  (y) to assign, and grant a security interest in, the Security in the manner and for the purpose contemplated by the Security Documents to which it is or is to be a party; and

              (4) is in compliance with all Requirements of Law,

              except, in each case referred to in clause (1), (2), or (4), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

   (ii)  Corporate Authority; No Conflict.

         The execution, delivery, and performance by each of AMD Holding, AMD Admin, AMD Saxony LLC, and AMD Saxonia of each Operative Document to which any such AMD Company is a party, and the grant by each such AMD Company of a security interest in the Security in the manner and for the purpose contemplated by the Security Documents to which such AMD Company is a party, have been duly authorised by all necessary corporate action (including any necessary shareholder action) on the part of such AMD Company, and do not:

         (a) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect binding on such AMD Company, or of the Organizational Documents of such AMD Company;

         (b) result in a breach of, result in a mandatory prepayment or acceleration of indebtedness evidenced or secured by, or constitute a default under, any indenture or loan or credit agreement, or any other agreement or instrument, to which such AMD Company is a party or by which such AMD Company or its properties are bound; or

         (c) result in, or require (in each case except as contemplated by the Operative Documents), the creation or imposition of any Encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by either of such AMD Companies (other than any right of set-off or banker's lien or attachment that the Agent, the Security Agent, or any Bank may have under the Operative Documents or applicable law), and neither of such AMD Companies is in default under or in violation of its Organizational Documents, any of the Operative Documents to which it is a party, or any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, or instrument, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

   (iii)    Valid and Binding Obligations.

            Each Operative Document (which has been executed and delivered by any of AMD Holding, AMD Admin, AMD Saxony LLC, or AMD Saxonia) constitutes the legal, valid, and binding obligation of such AMD Company, enforceable against such AMD Company in accordance with its respective terms, subject, however, to the Opinion Reservations.

   (iv)     AMD Holding Security Documents.

            (a) The provisions of each of the AMD Holding Security Documents which has been executed and delivered by AMD Holding are effective to create in favor of the Security Agent for the benefit of the Secured Parties, a legal, valid, and enforceable first priority Encumbrance in all rights, title, and interest of AMD Holding in the AMD Holding Security described therein, subject only to Permitted Encumbrances; and all necessary filings and recordings have been made in the requisite offices in all jurisdictions necessary or appropriate to perfect or continue perfected with such priority such Encumbrance on such Security.

            (b) Each AMD Holding Security Document which has been executed and delivered by AMD Holding is effective to grant to the Security Agent a legal, valid, and enforceable security interest in all rights, title, and interest of AMD Holding in the AMD Holding Security described therein. When each such Security Document is duly recorded or filed in the applicable recording or filing office(s), if any, and the recording or filing fees and taxes, if any, in respect thereof are paid and compliance is otherwise had with the formal requirements of law applicable to the recording and filing of security documentation generally, such AMD Holding Security is subject to a legal, valid, enforceable, and perfected first priority Encumbrance.

   (v)      AMD Saxony LLC Security Documents.

            (a) The provisions of each of the AMD Saxony LLC Security Documents which has been executed and delivered by AMD Saxony LLC are effective to create in favour of the Security Agent for the benefit of the Secured Parties, a legal, valid, and enforceable first priority Encumbrance in all rights, title, and interest of AMD Saxony LLC in the AMD Saxonia LLC Security described therein, subject only to Permitted Encumbrances; and all necessary filings and recordings have been made in the requisite offices in all jurisdictions necessary or appropriate to perfect or continue perfected with such priority such Encumbrance on such Security.

            (b) Each AMD Saxony LLC Security Document which has been executed and delivered by AMD Saxony LLC is effective to grant to the Security Agent a legal, valid, and enforceable security interest in all rights, title, and interest of AMD Saxony LLC in the AMD Saxony LLC Security described therein. When each such Security Document is duly recorded or filed in the applicable recording or filing office(s), if any, and the recording or filing fees and taxes, if any, in respect thereof are paid and compliance is otherwise had with the formal requirements of law applicable to the recording and filing of security documentation generally, such AMD Saxony LLC Security is subject to a legal, valid, enforceable, and perfected first priority Encumbrance.

      (vi)     AMD Admin Security Documents.

               (a) The provisions of each of the AMD Admin Security Documents which has been executed and delivered by AMD Admin are effective to create in favour of the Security Agent for the benefit of the Secured Parties, a legal, valid, and enforceable first priority Encumbrance in all rights, title, and interest of AMD Admin in the AMD Admin Security described therein, subject only to Permitted Encumbrances; and all necessary filings and recordings have been made in the requisite offices in all jurisdictions necessary or appropriate to perfect or continue perfected with such priority such Encumbrance on such Security.

               (b) Each AMD Admin Security Document which has been executed and delivered by AMD Admin is effective to grant to the Security Agent a legal, valid, and enforceable security interest in all rights, title, and interest of AMD Admin in the AMD Admin Security described therein. When each such Security Document is duly recorded or filed in the applicable recording or filing office(s), if any, and the recording or filing fees and taxes, if any, in respect thereof are paid and compliance is otherwise had with the formal requirements of law applicable to the recording and filing of security documentation generally, such AMD Admin Security is subject to a legal, valid, enforceable, and perfected first priority Encumbrance.

      (vii)    Financial Information; No Material Adverse Change.

               (a) The audited consolidated balance sheet of AMD Holding and its
                   Subsidiaries as at 31 December 1996, and the audited balance sheet of AMD Saxonia as at 31 December 1996, and in each case the related consolidated statements of income or operations, shareholders' equity and cash flows for the period from incorporation to such date:

                   (x) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year-end audit adjustments;

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                  (y)  are complete and accurate in all material respects and fairly present the consolidated financial condition of AMD Holding and AMD Saxonia, or the financial condition of AMD Saxonia, as the case may be, as of the date thereof and their results of operations and cash flows for the period covered thereby; and

                  (z) except as specifically disclosed in the Disclosure Schedules, show all material indebtedness and other liabilities, direct or contingent, of AMD Holding and AMD Saxonia as of the date thereof, including liabilities for taxes, material commitments, and Contingent Liabilities.

             (b) Since the respective dates of organisation of AMD Holding, AMD Admin, AMD Saxony LLC, and AMD Saxonia, there has been no Material Adverse Effect with respect to AMD Holding, AMD Admin, AMD Saxony LLC, or AMD Saxonia, as the case may be, except as may be specifically disclosed in the Disclosure Schedules.

     (viii)  Litigation.

             Except as specifically disclosed in the Disclosure Schedules, there are no actions, suits, proceedings, claims, or disputes pending, or to the best knowledge of the Sponsors, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against AMD Holding, AMD Admin, AMD Saxony LLC, or AMD Saxonia or any of their respective properties which:

             (a) purport to affect or pertain to this Agreement or any other Operative Document, or the entirety of the transactions contemplated hereby or thereby; or

             (b) if determined adversely to such AMD Company would reasonably be expected to have a Material Adverse Effect.

             No injunction, writ, temporary restraining order, or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery, or performance of this Agreement or any other Operative Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     (ix)    No Default or Termination.

             No Event of Default or Unmatured Event of Default, and, to the best of the Sponsors' knowledge, no Event of Termination, exists. None of AMD Holding, AMD Admin, AMD Saxony LLC, and AMD Saxonia is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

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     (x)     No Burdensome Restrictions.

             None of AMD Holding, AMD Admin, AMD Saxony LLC, and AMD Saxonia is a party to or bound by any Contractual Obligation (other than the Operative Documents), or subject to any restriction in any Organizational Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     (xi)    Solvency.

             Neither AMD Holding nor AMD Admin is insolvent as a matter of German law. AMD Saxony LLC is not insolvent as a matter of the law of the State of Delaware.

     (xii)   Title to Properties; Encumbrances.

             AMD Saxonia has good record and marketable title in fee simple to, or valid leasehold interests in (or the equivalent for the relevant jurisdiction), all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of AMD Holding, AMD Admin, or AMD Saxony LLC has any real property or leasehold interests. The property of each of AMD Holding, AMD Admin, AMD Saxony LLC, and AMD Saxonia is subject to no Encumbrances, other than Permitted Encumbrances.

     (xiii)  Subsidiaries; Material AMD Inc. Subsidiaries.

             (a) 100% of the capital partnership interests (Kapitalanteile) in AMD Saxonia are held by AMD Admin (as to Euro 250), AMD Holding (as to at least 99.99% (rounded to two decimal points) and AMD Saxony LLC (prior to a Substitution (if any)) (as to Euro 250 prior to its re-transfer of a fractional interest pursuant to the Conversion Documents, and as to 0% following such re-transfer), each of which holds no investment in any other person (except that AMD Admin is a wholly-owned subsidiary of AMD Holding). AMD Holding and AMD Saxony LLC are, in turn, wholly-owned subsidiaries of AMD Inc.;

             (b) AMD Holding has no Subsidiaries other than AMD Saxonia and AMD Admin, and has no equity investments in any other Person;

             (c) AMD Saxony LLC has no equity investments or interests in any other Person other than its general partnership interest in AMD Saxonia;

             (d) AMD Admin has no Subsidiaries and, other than its Euro 250 partnership interest in AMD Saxonia, has no equity investments in any other Person; and

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

             (e) AMD Saxonia has no Subsidiaries and has no equity investments in any other Person.

     (xiv)   Insurance.

             Except as specifically disclosed in the Disclosure Schedules, properties of AMD Holding, AMD Admin and AMD Saxony LLC are insured with financially sound and reputable insurance companies not Affiliates of AMD Inc., in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where each of AMD Holding, AMD Admin and AMD Saxony LLC operates.

     (xv)    Copyrights, Patents, Trademarks and Licenses, Etc.

             Each of AMD Holding, AMD Admin, AMD Saxony LLC and AMD Saxonia owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations, and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except for such conflicts, if any, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in the Disclosure Schedules, to the best knowledge of the Sponsors:

             (a) no slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by AMD Holding, AMD Admin, AMD Saxony LLC or AMD Saxonia infringes upon any rights held by any other Person;

             (b) no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Sponsors, threatened; and

             (c) no patent, invention, device, application, principle, or any statute, law, rule, regulation, standard, or code is pending or, to the best knowledge of the Sponsors, proposed which, in any case described in (a), (b), or (c) above, could reasonably be expected to have a Material Adverse Effect.

     (xvi)   Taxes.

             Each of AMD Holding, AMD Admin and AMD Saxony LLC has filed all material U.S. Federal, German and other tax returns and reports required to be filed, and has paid all material U.S. Federal, German and other taxes, assessments, fees, and other governmental charges levied or imposed upon it or its properties, income, or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax

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

             assessment against AMD Holding, AMD Admin or AMD Saxony LLC that would, if made, have a Material Adverse Effect.

     (xvii)  Governmental Approvals with Respect to the Operative Documents.

             As of the date on which this representation and warranty is made or reaffirmed, as the case may be, all Governmental Approvals (including, without limitation, from the United States of America, the European Union, the Federal Republic of Germany, and the Free State of Saxony) necessary for the due authorization, execution, delivery, and performance by each of AMD Holding, AMD Admin, AMD Saxony LLC and AMD Saxonia of, the legality or validity of the obligations of each of such AMD Companies under, or the enforceability against each of such AMD Companies of, each of the Operative Documents to which it is a party and the due and timely payment by each of such AMD Companies of amounts owing under each of the Operative Documents have been listed on Schedule 20 to the Loan Agreement and, except as otherwise noted therein, all of such Governmental Approvals have been duly obtained or effected, and are in full force and effect on the Conversion Effective Date.

     (xviii) Governmental Approvals with Respect to the Plant and the Design
             Center.

             As of the date on which this representation and warranty is made or reaffirmed, as the case may be, all Governmental Approvals necessary for the construction, ownership, use, and operation by AMD Saxonia of the Plant and the Design Center or which are required in order that the Plant and the Design Center may be operated for their intended purposes and Perform in Accordance with the Plans and Specifications, have been listed on Schedule 20 to the Loan Agreement, and all of such Governmental Approvals (except those listed in Part B of Schedule 20 to the Loan Agreement) have been duly obtained or effected, are sufficient for all purposes thereof, and are in full force and effect on such date (and, in the case of Governmental Approvals that have expired, each of AMD Holding, AMD Admin, AMD Saxony LLC and AMD Saxonia has timely applied for renewal thereof and such Governmental Approvals have been administratively extended under applicable law); and the Sponsors reasonably believe, after due inquiry, that the Governmental Approvals set forth in Schedule 20 to the Loan Agreement, together with all Governmental Approvals, if any, that may be required in connection with the transactions contemplated by the Operative Documents subsequent to the date on which this representation and warranty is made or reaffirmed, as the case may be, will be obtained at such time or times as may be necessary to avoid material delay in, or material restrictions on the use or operation of, the Plant and the Design Center.

     (xix)   Interruption of Business.

             Neither the business nor the properties of AMD Holding, AMD Admin, AMD Saxony LLC or AMD Saxonia are presently affected by any fire, explosion, accident, strike, lockout, or other dispute, drought, storm, hail, earthquake,

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

             embargo, Act of God, or of the public enemy, or other casualty (whether or not covered by insurance) which impairs, or, if such event or condition were to continue for more than thirty (30) additional days would be likely to impair, such AMD Company's ability to perform its obligations under the Operative Documents.

     (xx)    Prior Activities, etc.

             Prior to the Loan Agreement Effective Date, neither AMD Holding nor AMD Saxonia has engaged in any business, conducted any operations or activities, nor incurred any obligations or liabilities (contingent or otherwise), other than (i) as described in the Disclosure Schedules, and (ii) its obligations, if any, under the Operative Documents, and activities reasonably incidental thereto. Prior to the Conversion Effective Date, neither AMD Saxony LLC nor AMD Admin has engaged in any business, conducted any operations or activities, not incurred any obligations or liabilities (contingent or otherwise), other than its obligations, if any, under the Operative Documents, and activities reasonably incidental thereto.

     (xxi) Status of AMD Holding, AMD Admin, AMD Saxony LLC, and AMD Saxonia, etc.

             (a) AMD Holding is not a "Restricted Subsidiary" under, and for the purposes of, the AMD Inc. 1999 Loan and Security Agreement;

             (b) AMD Saxony LLC is not a "Restricted Subsidiary" under, and for the purposes of, the AMD Inc. 1999 Loan and Security Agreement;

             (c) AMD Admin is not a "Restricted Subsidiary" under, and for the purposes of, the AMD Inc. 1999 Loan and Security Agreement; and

             (d) AMD Saxonia is not a "Restricted Subsidiary" under, and for the purposes of, the AMD Inc. 1999 Loan and Security Agreement.

     (xxii)  Accuracy of Information.

             As of the date this representation and warranty is made or reaffirmed, as the case may be, all factual information then or theretofore furnished by or on behalf of AMD Holding, AMD Admin, AMD Saxony LLC or AMD Saxonia to the Agent or any Bank or the Technical Advisor for purposes of or in connection with any Operative Document or any transaction contemplated thereby (including the Information Memorandum, true and complete copies of which were furnished to the Agent in connection with the execution and delivery of this Agreement) is true and accurate (taken as a whole) in all material respects on the date as of which such information is dated or certified, and on such date such information (taken as a whole) was not incomplete by omitting to state any material fact necessary to make such information not misleading. Insofar as any such information includes assumptions, estimates, or projections, such assumptions, estimates, or projections have been or will be made in good faith, with due care, and with a diligent application of engineering, construction, and accounting expertise reasonably

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

             available within AMD Inc. and its Subsidiaries (it being understood that although any projections and forecasts furnished by an AMD Company represent such AMD Company's best estimates and assumptions as to future performance, which such AMD Company believes to be fair and reasonable as of the time made in the light of current and reasonably foreseeable business conditions, such projections and forecasts as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected or forecasted results). Without limiting the generality of the foregoing, as of the Loan Agreement Effective Date, no new information has become available which was not provided to the Technical Advisor prior to the Loan Agreement Effective Date and which, had it been so provided, could reasonably be expected to have caused the Technical Advisor to express an unfavourable opinion with respect to the Project in the Technical Advisor's Report.

     (xxiii) Warranties made by AMD Saxonia.

             Each of the representations and warranties made by AMD Saxonia in any Operative Document to which it is a party (other than the representation and warranty contained in ss. 15.1.10 of the Loan Agreement) is true and accurate in all material respects on each Sponsors' Warranty Date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, and except, in the case of any representation or warranty made on a Sponsors' Warranty Date described in clause (vi) of the definition thereof, as otherwise provided in the certificate referred to therein.

SECTION 12.3 Repetition of Representations and Warranties. The representations and warranties contained in Sections 12.1 and 12.2 shall be repeated on each Sponsors' Warranty Date, except to the extent that any such representation and warranty expressly relates solely to an earlier date, and except, in the case of the Sponsors' Warranty Date described in clause (vi) of the definition thereof, as otherwise set forth in the certificate referred to therein.

                                  ARTICLE XIII
                                    Covenants

SECTION 13.1 Affirmative Covenants of AMD, Inc. AMD Inc. agrees, so long as any Primary Secured Obligations shall remain outstanding or any Bank shall have any commitment under or arising out of the Loan Agreement, that it will, and will cause each other AMD Company to, unless in either case the Security Agent shall have enforced any of the Security or the Agent (acting on the instructions of an Instructing Group) shall have otherwise consented in writing:

     (i)     furnish to the Agent (with copies for each of the Banks):

             (a) as soon as possible and in any event within ten (10) Business Days after a Relevant AMD Inc. Individual shall have obtained actual knowledge of the occurrence of an Event of Default, an Unmatured Event of Default or an Event of Termination, the statement of an authorised officer of AMD

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

                    Inc. setting forth the details thereof which has occurred and the action (if any) which AMD Inc. or any other AMD Company proposes to take with respect thereto;

             (b)    as soon as available, and in any event within forty-five
                    (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of AMD Inc., (x) consolidated financial statements consisting of a consolidated balance sheet of AMD Inc. as at the end of such Fiscal Quarter and a consolidated statement of income and statement of shareholders' equity and cashflows of AMD Inc. for such Fiscal Quarter and for the Fiscal Year through such Fiscal Quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding Fiscal Year, all in reasonable detail and certified (subject to ordinary good faith year end audit adjustments) by an authorised financial officer of AMD Inc. as being complete and accurate in all material respects, and as fairly presenting in accordance with GAAP, consistently applied, the financial position and results of operations of AMD Inc. and its Subsidiaries, and (y) consolidating financial statements consisting of a consolidating balance sheet of AMD Inc. as at the end of such Fiscal Quarter and a consolidating statement of income and statement of shareholders' equity and cashflows of AMD Inc. for such Fiscal Quarter and for the Fiscal Year through such Fiscal Quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding Fiscal Year, all in reasonable detail and certified (subject to ordinary good faith year end audit adjustments) by an authorised financial officer of AMD Inc. as being complete and accurate in all material respects, and as having been developed and used in connection with the financial statements referred to in clause (x) above;

             (c) as soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of AMD Inc., (x) financial statements consisting of a consolidated balance sheet of AMD Inc. as at the end of such Fiscal Year and a consolidated statement of income and statement of shareholders' equity and cashflows of AMD Inc. for such Fiscal Year, setting forth in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail and certified by independent certified public accountants of recognised national standing and by an authorised financial officer of AMD Inc. as fairly presenting in accordance with GAAP, consistently applied, the financial position and results of operations of AMD Inc. and its Subsidiaries, and (y) a certificate from each Sponsor confirming, as of the date of such certificate, that, except as otherwise therein set forth, each of the representations and warranties made by each AMD Company in any Operative Document to which it is a party is true and accurate in all material respects on the date of such certificate, except to the extent that any such representation or warranty expressly relates solely to an earlier date;

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             (d)    (x) in connection with the completion of any Scheduled
                    Project Phase, (1) a Scheduled Project Phase Technical Completion Certificate (AMD Companies), and (2) a Scheduled Project Phase Technical Completion Certificate (Technical Advisor), and (y) as soon as available, and in any event within ten (10) days after the completion of any Scheduled Project Phase, (1) a Project Budget and (2) a Project Schedule relating to the Project, setting forth in reasonable detail a description of all of the Capital Expenditures which have been made during each Scheduled Project Phase (other than the final Project Phase) with respect to the Project to the date thereof and those which are anticipated to be made during each Project Phase prior to Completion; provided, however, that if, at any time prior to Completion, any AMD Company or the Agent (acting on the instructions of an Instructing Group), determines that it is appropriate to amend, supplement, or otherwise modify the Approved Project Budget, or the Approved Project Schedule, the parties hereto hereby agree to discuss in good faith any such proposed amendment, supplement, or modification; provided, further, that (a) neither the Agent nor the Banks shall be obligated in any matter, as a result of any such discussions or otherwise, to agree to any amendments, supplements, or other modifications to the Approved Project Budget or Approved Project Schedule which would reduce or relax the then required financial performance of AMD Saxonia with respect to the Project, and (b) each of the Agent and the Banks reserve(s) all rights hereunder in the event that such discussions fail to produce an amendment or other supplement to, or modification of, the Approved Project Budget or the Approved Project Schedule. In the event (but only in such event) that AMD Saxonia (with the consent of each Sponsor) and the Agent agree to amend, supplement, or otherwise modify any Approved Project Budget or any Approved Project Schedule, as the case may be, then such amended, supplemented, or otherwise modified Approved Project Budget or Approved Project Schedule, as the case may be, shall thereafter be the "Approved Project Budget" or the "Approved Project Schedule" for all purposes hereof until further changed, if at all, pursuant to this Section 13.1(i)(d);

             (e) promptly following AMD Inc.'s or such other AMD Company's receipt or transmission thereof, and unless otherwise concurrently delivered by another AMD Company to the Agent under an Operative Document, a copy of each notice, report, schedule, certificate, financial statement, or other document furnished pursuant to any of the Operative Documents if such notice, report, schedule, certificate, financial statement, or other document could reasonably be considered material to the Agent or any Bank in connection with the Operative Documents and the entirety of the transactions contemplated thereby;

             (f) promptly following the occurrence of (x) any change in the identification of the applicable AMD Inc. Primary Bank Credit Agreement pursuant to the definition thereof contained in Section 1.1, or (y) any consent or

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                    waiver or amendment or modification with respect to the
                    incorporated covenants, related definitions, or ancillary provisions of the AMD Inc. Primary Bank Credit Agreement, notice of such change and the basis therefor or of such consent or waiver or amendment or modification and the basis therefor; and

             (g) such other information with respect to the business affairs, financial condition, and/or operations of AMD Inc. and its Subsidiaries (including AMD Saxonia) and Affiliates as the Agent or any Bank (acting through the Agent) may from time to time reasonably request for purposes of the transactions contemplated by the Operative Documents.

     (ii) pay and perform all of its obligations under each of the Operative Documents to which it is a party in the manner and at the time contemplated therein.

     (iii) cause each of AMD Holding and AMD Saxony LLC at all times to be a wholly-owned Subsidiary of AMD Inc. and cause AMD Admin at all times to be a wholly-owned Subsidiary of AMD Holding and cause the capital partnership interests in AMD Saxonia at all times to be held by AMD Admin (as to Euro 250) and AMD Holding (as to at least 99.99% (rounded to two decimal points)) (except for the temporary transfer of a partnership interest of AMD Saxonia to AMD Saxony LLC pursuant to the Assignment and Trust Agreement and except in connection with the Substitution (if any)).

     (iv) cause AMD Saxony LLC to retransfer to AMD Holding, its partnership interest of Euro 250 in AMD Saxonia in accordance with the Assignment and Trust Agreement and to ensure that, at no time thereafter, shall AMD Saxony LLC acquire or become entitled to acquire a capital partnership interest in AMD Saxonia.

     (v) promptly following a request by the Agent or any Bank (acting through the Agent) to do so, permit the Agent, the Technical Advisor, the Auditor, or any of their respective representatives to have reasonable access during normal business hours to the Plant or the Design Center and to such books and records of AMD Saxonia as may be necessary or reasonably desirable (in the good faith discretion of the Agent or any Bank) to verify compliance by each AMD Company with its obligations under the Operative Documents to which it is a party; provided, that such access shall be exercised in a manner which does not disrupt the operations of the Plant or the Design Center, in any material respect.

     (vi) prior to Completion, cause AMD Saxonia to use Sponsors' Loans, equity contributions under Article II, Advances and Revolving Loans solely to pay Project Costs incurred to complete the Project in accordance with the Plans and Specifications.

     (vii) following the Conversion, promptly execute, and cause each of AMD Holding, AMD Admin and AMD Saxony LLC to promptly execute, a declaration of

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             liability substantially in the same form attached as Appendix Four to the SAB/Dresdner Subsidy Agreement, amended to reflect the addition of the Additional Partner Companies.

     (viii) in respect of Product Liability Insurance and Business Interruption Insurance as required in ss. 17.8 of the Loan Agreement and
             Schedule 22 of the Loan Agreement, procure and maintain such insurance policies and otherwise comply in all respects with respect to such insurances with ss. 17.8 of the Loan Agreement and
             Schedule 22 of the Loan Agreement, including delivery of certificates from its Insurance Brokers as required therein, as if each of the obligations referred to in ss. 17.8 of the Loan Agreement and Schedule 22 of the Loan Agreement with regard to such insurances were expressed to be those of AMD Inc.

     (ix) make or cause to be made prompt payment of all premiums and premium installments payable under each Product Liability Insurance and Business Interruption Insurance policy as required in Schedule 22 of the Loan Agreement.

SECTION 13.2 Negative Covenants of AMD Inc. AMD Inc. agrees, so long as any Primary Secured Obligation shall remain outstanding or any Bank shall have any commitment under or arising out of the Loan Agreement, that it will not, and not permit any other AMD Company to, unless in either case the Security Agent shall have enforced any of the Security or the Agent (acting on the instructions of an Instructing Group) shall have otherwise consented in writing:

     (i) terminate, amend or modify, or agree to the termination, amendment or modification, of any Operative Document, other than (w) the AMD Inc. Primary Bank Credit Agreement (which may be amended, modified, or terminated in accordance with Section 13.3), (x) the Equipment Supply Contracts that are not Material Equipment Supply Contracts,
             (y) the Service Contracts that are not Material Service Contracts, or (z) in the case of the Project Budget, the Approved Project Budget, the Project Schedule, the Approved Project Schedule, and the Management Plan, as expressly provided hereunder; provided, that AMD Inc. may terminate the AMD Holding Wafer Purchase Agreement or the AMD Holding Research Agreement only in accordance with the express termination provisions thereof; provided, further, that AMD Holding may terminate the AMD Saxonia Wafer Purchase Agreement or the AMD Saxonia Research Agreement only in accordance with the express termination provisions thereof; and provided, further, that the AMD Saxonia Hedging Contract may be terminated only in accordance with the express termination provisions thereof. The foregoing notwithstanding, AMD Saxonia may amend or modify, or agree to the amendment or modification of, the Design/Build Agreement, any Material Equipment Supply Contract, any Material Service Contract, or the Plans and Specifications to the extent such amendment or modification does not, individually or in the aggregate, decrease or adversely affect (x) the value or use of the Plant and the Design Center (or of the rights of the Banks with respect thereto) in any material respect, or (y) the capacity of the Plant to perform, on a substantially continuous basis, the functions for which it was specifically designed in accordance with the plans and specifications as originally approved

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            by the Technical Advisor and the Agent for purposes of the Operative
            Documents; provided, that prior to Completion no such amendment or modification will, individually or in the aggregate, be inconsistent with the Approved Project Budget or the Approved Project Schedule.

     (ii) create, incur, or suffer to exist any Encumbrance with respect to its rights under or in respect of the Sponsors' Loan Agreement or the Revolving Loan Facility Agreement.

     (iii) permit AMD Holding, AMD Saxony LLC, AMD Admin or AMD Saxonia to amend their respective Organizational Documents (except in connection with the Substitution (if any)).

     (iv) permit to subsist or enter into any other agreements which (by their terms) conflict with, or prohibit AMD Inc., from complying with its obligations as set out in this Agreement or any other Operative Document.

SECTION 13.3 Incorporated Covenants of AMD, Inc. AMD Inc. agrees, so long as any Primary Secured Obligation shall remain outstanding or any Bank shall have any commitment under or arising out of the Loan Agreement, that it will, unless the Security Agent shall have enforced any of the Security or the Agent (acting on the instructions of an Instructing Group) shall have otherwise consented in writing, duly keep, perform, and observe, for the benefit of the Agent, the Security Agent, and the Secured Parties, each and every affirmative, negative, and informational covenant contained in the AMD Inc. Primary Bank Credit Agreement (to the extent that such covenants are applicable to AMD Inc. thereunder), all of which covenants, together with related definitions and ancillary provisions, are hereby incorporated herein by reference as if such terms were set forth herein in full; provided, however, that:

     (i) with respect to the AMD Inc. Primary Bank Credit Agreement referred to in clause (i) of the definition thereof:

            (a) any references to the "Agent" shall be deemed to be references to the Agent (except where such term is used in Article 6, Sections 7.1, 7.2 (a), 9.5 (b) and (c) (second sentence), 9.11, 9.14, 9.15 and 9.22 (a) thereof);

            (b) any references to the "Lenders" shall be deemed to be references to the Banks (except where such term is used in Article 6, Sections 7.1, 7.2 (a), 9.5 (b) and (c) (second sentence), 9.15 and 9.22 (a) thereof);

            (c) any references to the "Majority Lenders" shall be deemed to be references to an Instructing Group (except where such term is used in Article 6, or Section 9.5 (b) and 9.22 (a) thereof);

            (d) any references to the "Agreement" shall be deemed to be references to this Agreement (except where such term is used in Article 6 and Sections 7.2 (b), 7.2 (d), 7.2 (e), 9.8, 9.13, 9.15 and 9.22 (a) thereof);

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            (e)     any references to the "Loan Documents" shall be deemed to be references to the Operative Documents (except where such term is used in Article 6 and Section 7.2 (e) and 9.22 (a) thereof);

            (f) any references to an "Event of Default" shall be deemed to be references to an Event of Default (except where such term is used in Article 6 and Sections 7.2 (d), 7.2 (e), 9.5 (c) and 9.8 (vi) (A) thereof);

            (g) any references to a "Default" shall be deemed to be references to an Unmatured Event of Default (except where such term is used in Article 6 and Sections 7.2 (d) and 7.2
                    (e) thereof);

            (h) any references to a "Material Adverse Effect" shall be deemed to be references to a Material Adverse Effect; and

            (i) any references to "so long as any of the Obligations remain outstanding or this Agreement is in effect" shall be deemed to be references to "So long as any Bank shall have any commitment to make Advances under the Loan Agreement or any of the Primary Secured Obligations shall remain unpaid or unsatisfied";

     (ii)   [intentionally deleted]

     (iii) with respect to the AMD Inc. Primary Bank Credit Agreement referred to in clause (ii) of the definition thereof, such modifications to the provisions incorporated in this Agreement as shall be appropriate to make them applicable to this Agreement and consistent with the Project shall be deemed to be made; and

The provisions and definitions of the applicable AMD Inc. Primary Bank Credit Agreement, as incorporated by reference in this Agreement, shall continue to be binding on AMD Inc. after giving effect to any consent or waiver with respect to such provisions or to any amendment or modification thereof, in each case given or made in accordance with the terms of and by the parties to the applicable AMD Inc. Primary Bank Credit Agreement.

SECTION 13.4 Affirmative Covenants of the Sponsors. The Sponsors, jointly and severally, agree, so long as any Primary Secured Obligations shall remain outstanding or any Bank shall have any commitment under or arising out of the Loan Agreement, that each of AMD Holding, AMD Admin, and (prior to the Substitution (if any)), AMD Saxony LLC will (and, at all times prior to the exercise of rights by the Security Agent under any of the Security Documents, AMD Inc. will cause each of AMD Holding, AMD Admin, and (prior to the Substitution (if any)) AMD Saxony LLC to), unless the Agent (acting on the instructions of an Instructing Group) shall have otherwise consented in writing:

     (i) duly and punctually pay and perform all of its obligations under each of the Operative Documents to which it is a party in the manner and at the time contemplated therein.

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

     (ii) pay or discharge (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or any property belonging to it prior to the date on which penalties attach thereto, and (b) all lawful claims prior to the time they become an Encumbrance upon any property of any of AMD Holding, AMD Admin or AMD Saxony LLC, as the case may be, and other than taxes, assessments, charges, levies, or claims included in clauses (a) and
            (b) above which are not, individually or collectively, substantial in aggregate amount; provided, that (after providing notice thereof to the Agent) neither AMD Holding, nor AMD Saxony LLC, nor AMD Admin shall be required to pay or discharge any such tax, assessment, charge, levy, or claim while the same is being contested by it in good faith and by appropriate proceedings and adequate book reserves have been established with respect thereto, and so long as the lien or charge resulting from the nonpayment or non-discharge of such tax, assessment, charge, levy, or claim shall not, individually or in the aggregate, have a Material Adverse Effect.

     (iii) cause AMD Saxonia to preserve and maintain its existence as a Limited Partnership, rights, privileges, and franchises in the jurisdiction of its incorporation, and cause AMD Saxonia to not have operations in any other jurisdiction.

     (iv) comply in all material respects with all laws, rules, regulations, and governmental orders (Federal, state, local, and foreign) having applicability to it or to the business or businesses at any time conducted by each of AMD Holding, AMD Admin, and AMD Saxony LLC except to the extent that any such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (v) promptly following each of AMD Holding's, AMD Admin's and AMD Saxony LLC's, as the case may be, receipt or transmission thereof, unless otherwise concurrently delivered by another AMD Company to the Agent under an Operative Document, furnish to the Agent a copy of each notice, report, schedule, certificate, financial statement, or other document furnished pursuant to any of the Operative Documents if such notice, report, schedule, certificate, financial statement, or other document could reasonably be considered material to the Agent or any Bank in connection with the Operative Documents or the entirety of the transactions contemplated thereby.

     (vi) promptly following a request from the Security Agent to do so and at AMD Holding's, AMD Admin's or AMD Saxony LLC's, as the case may be, own expense, take all such lawful action as the Security Agent may reasonably request to enforce or secure the performance by each other AMD Company under any Operative Document to which AMD Holding, AMD Admin or AMD Saxony LLC is a party of such AMD Company's respective obligations under and in connection with the applicable Operative Document in accordance with the respective terms thereof, and exercise any right of termination or remedy available to AMD Holding, AMD Admin or AMD Saxony LLC thereunder or in

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

            connection therewith to the extent and in the manner reasonably directed by the Security Agent, including, without limitation, the institution of legal or administrative actions or proceedings to compel or enforce performance by each other AMD Company of its respective obligations thereunder, or to recover any payment due AMD Holding, AMD Admin or AMD Saxony LLC thereunder.

     (vii) keep, or cause to be kept, adequate records and books of account, in which complete entries are to be made reflecting its business and financial transactions, such entries to be made in accordance with GAAP consistently applied in the case of financial transactions or as otherwise required by applicable rules and regulations of any governmental agency or regulatory authority (federal, state, local or foreign) having jurisdiction over AMD Holding, AMD Admin and AMD Saxony LLC, or the transactions contemplated by this Agreement or the other Operative Documents to which it is or will be a party.

     (viii) maintain, obtain or effect all Governmental Approvals which may at any time or from time to time be necessary for the due authorization, execution, delivery, performance, legality, validity, or enforceability of each of the Operative Documents to which it is or will be a party.

     (ix) prior to Completion, cause AMD Saxonia to use Sponsors' Loans, equity contributions under Article II, Advances and Revolving Loans solely to pay Project Costs to complete the Project in accordance with the Plans and Specifications.

     (x) cause each of AMD Holding and AMD Admin to promptly pay proceeds from any tax refunds to AMD Saxonia.

     (xi)   furnish to the Agent (with copies for each of the Banks):

            (a) as soon as available, and in any event within ninety (90) days after the end of each calendar year, financial statements of each of AMD Holding and AMD Admin consisting of a balance sheet of each of AMD Holding and AMD Admin as at the end of such calendar year and a profit and loss statement and cash flow statement of each of AMD Holding and AMD Admin for such calendar year, setting forth in comparative form the corresponding figures for the preceding calendar year (to the extent applicable), all in reasonable detail and certified by independent certified public accountants of recognised national standing and by an authorised financial officer of each of AMD Holding and AMD Admin as fairly presenting in accordance with GAAP, consistently applied, the financial position and results of operations of each of AMD Holding and AMD Admin;

            (b) as soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of AMD Saxony LLC, financial statements consisting of a balance sheet of AMD Saxony LLC as at the end of such Fiscal Year

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

                    and a statement of income and statement of shareholders' equity and cashflows of AMD Saxony LLC for such Fiscal Year, setting forth in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail and certified by independent certified public accountants of recognised national standing and by an authorised financial officer of AMD Saxony LLC as fairly presenting in accordance with GAAP, consistently applied, the financial position and results of operations of AMD Saxony LLC.

     (xii) following the Conversion, promptly execute a declaration of liability substantially in the same form attached as Appendix Four to the SAB/Dresdner Subsidy Agreement, amended to reflect the addition of the Additional Partner Companies and promptly deliver or cause to be delivered, to the Agent the original executed version of the Power of Attorney referred to in para (xxiii) of the definition of Conversion Documents which shall be held by the Agent in accordance with the Operative Documents.

SECTION 13.5 Negative Covenants of the Sponsors. The Sponsors, jointly and severally, agree, so long as any Primary Secured Obligation shall remain outstanding or any Bank shall have any commitment under or arising out of the Loan Agreement, that none of AMD Holding, AMD Admin or (prior to the Substitution (if any)) AMD Saxony LLC will (and AMD Inc. will not, at any time prior to the exercise of rights by the Security Agent under any of the Security Documents, permit AMD Holding, AMD Admin or (prior to the Substitution (if any)) AMD Saxony LLC to), unless the Agent (acting on the instructions of an Instructing Group) shall have otherwise consented in writing:

     (i) terminate, amend or modify, or agree to the termination, amendment or modification, of any Operative Document, other than (w) the AMD Inc. Primary Bank Credit Agreement (which may be amended, modified or terminated in accordance with Section 13.3), (x) the Equipment Supply Contracts that are not Material Equipment Supply Contracts,
            (y) the Service Contracts that are not Material Service Contracts, or (z) in the case of the Project Budget, the Approved Project Budget, the Project Schedule, the Approved Project Schedule, and the Management Plan, as expressly provided hereunder; provided, that AMD Inc. may terminate the AMD Holding Wafer Purchase Agreement or the AMD Holding Research Agreement only in accordance with the express termination provisions thereof; provided, further, that AMD Holding may terminate the AMD Saxonia Wafer Purchase Agreement or the AMD Saxonia Research Agreement only in accordance with the express termination provisions thereof; and provided, further, that the AMD Saxonia Hedging Contract may be terminated only in accordance with the express termination provisions thereof. The foregoing notwithstanding, AMD Saxonia may amend or modify, or agree to the amendment or modification of, the Design/Build Agreement, any Material Equipment Supply Contract, any Material Service Contract, or the Plans and Specifications to the extent such amendment or modification does not, individually or in the aggregate, decrease or adversely affect (x) the value or use of the Plant and the Design Center (or of the rights of the Banks with respect

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

              thereto) in any material respect, or (y) the capacity of the Plant to perform, on a substantially continuous basis, the functions for which it was specifically designed in accordance with the plans and specifications as originally approved by the Technical Advisor and the Agent for purposes of the Operative Documents; provided, that, prior to Completion, no such amendment or modification will, individually or in the aggregate, be inconsistent with the Approved Project Budget or the Approved Project Schedule.

      (ii) engage in any activities other than those contemplated by the Operative Documents to which it is a party or the transactions contemplated thereby and activities reasonably incidental thereto.

      (iii) create, incur, assume, or suffer to exist any Encumbrance in, upon, or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income to secure any obligation, except as contemplated by (1) the AMD Holding Security Documents, (2) the AMD Saxony LLC Security Documents, (3) the AMD Admin Security Documents and (4) for Permitted Encumbrances.

      (iv) create, incur, assume, or suffer to exist any Indebtedness, whether current or funded, except current accounts and other amounts payable in the ordinary course of business, and except to the extent contemplated by the Operative Documents.

      (v) create, incur, assume, or suffer to exist any obligations as lessee for the rental or hire of real or personal property of any kind whatsoever.

      (vi) assume, guarantee, or endorse, or otherwise become directly or contingently liable in respect of, any obligation of any Person, except pursuant to the Operative Documents to which it is a party.

      (vii) merge with or into or consolidate with any Person, or, acquire, lease, or purchase, all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any Person, or create or acquire any Subsidiary, except, with respect to AMD Holding, for the acquisition of AMD Saxonia and AMD Admin.

      (viii) sell, lease, assign, transfer, or otherwise dispose of any of its assets, including its accounts receivable, except as contemplated by the Operative Documents or in connection with the Conversion and the Substitution (if any); or issue or sell any shares of any class of its capital stock to any Person except, with respect to AMD Holding and AMD Saxony LLC, to AMD Inc. and except, with respect to AMD Admin, to AMD Holding.

      (ix) make any loan or advance or extend any credit to any Person other than AMD Saxonia or as contemplated by the AMD Holding Wafer Purchase Agreement, or purchase or otherwise acquire the capital stock or obligation of, or any investment in, any Person other than AMD Saxonia, in each case other than Cash Equivalent

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

              Investments which have been pledged to the Security Agent pursuant to the AMD Holding Security Documents.

      (x) apply for or become liable with respect to any letter of credit or acceptance financing; or enter into or become liable with respect to any interest or currency swap, hedge, exchange, or other similar obligation.

      (xi) purchase any shares of, or interest in, any Person, other than, with respect to AMD Holding, shares of, or interest in, AMD Saxonia or AMD Admin, and, with respect to AMD Saxony LLC, the re-transfer of Euro 250 capital interest (Pflichteinlage) in AMD Saxonia in connection with the Conversion, or redeem any of its shares, declare or pay any dividend thereon or make any distribution to its shareholders, except for any such distribution made as a result of the transactions contemplated by Section 6.3 or as otherwise contemplated by the Operative Documents; or in the case of AMD Saxony LLC, AMD Admin or AMD Holding, accept any distributions, or accept any payments of profits (Gewinnanspruch) including but not limited to, any and all rights and claims arising in connection with the capital accounts (Kapitalkonten), loan accounts (Darlehenskonten), and the private accounts (Privatkonten) of any partner (Gesellschafter), any claim to a distribution-quote (Auseinandersetzungsanspruch) including but not limited to any compensation in case of termination (Auflosung), in particular claims for liquidation proceeds (Liquidationserlos), withdrawal (Ausscheiden) of a partner, repaid capital in case of a capital decrease (Herabsetzung der Einlage oder der Pflichteinlage), repayment of capital (Ruckzahlung von Einlagen) or any other pecuniary claims (geldwerte Forderungen) from AMD Saxonia, except for any such distribution or payment of profits made as a result of the transactions contemplated by Section 6.3 or as otherwise contemplated by the Operative Documents.

      (xii) except as provided in the Management Service Agreement, pay any salary, compensation, or bonus of any character to any officer, director, or employee of AMD Holding or any Affiliate thereof, or of AMD Admin or any Affiliate thereof or of AMD Saxony LLC or any Affiliate thereof or provide any such Person with any medical, surgical, dental, hospital, disability, unemployment, retirement, pension, vacation, or insurance benefit of any kind or adopt, establish, or maintain any plan, fund, or program to provide any such benefit.

      (xiii) enter into any transaction with AMD Inc. or an Affiliate thereof (other than AMD Saxonia) on a basis materially less favourable to AMD Holding, AMD Admin or AMD Saxony LLC, as the case may be, than would be the case if such transaction had been effected with a Person other than AMD Inc. or an Affiliate thereof.

      (xiv) open or maintain a bank account with any Person, except for demand or other deposit accounts at the Agent and at Security Agent.

      (xv) amend or modify the Organizational Documents of AMD Saxonia, AMD Saxony LLC or AMD Admin.

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

      (xvi) issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of AMD Holding's business, AMD Admin's business or AMD Saxony LLC's business, as the case may be, except as contemplated by the Operative Documents.

      (xvii) commence, or join with any other creditor in commencing, any bankruptcy, reorganization, or insolvency proceeding with respect to AMD Saxonia or AMD Inc.

      (xviii) enter into any agreement other than as contemplated by the Operative Documents to which it is or will be a party or under any instrument or document delivered or to be delivered by it hereunder or thereunder, or in connection herewith or therewith.

      (xix) make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its Fiscal Year.

      (xx) create, incur, assume, or suffer to exist any Encumbrance with respect to its rights under or in respect of the Sponsors' Loan Agreement or the Revolving Loan Facility Agreement, except as set forth in the Security Documents.

      (xxi) permit AMD Saxony LLC to conduct any activities other than as general partner of AMD Saxonia, nor permit AMD Admin to conduct any activities other than as limited partner of AMD Saxonia (and as substitute general partner of AMD Saxonia, following the Substitution (if any)), nor permit AMD Holding to conduct any activities other than as limited partner of AMD Saxonia or as contemplated by the Operative Documents.

SECTION 13.6 Affirmative Covenants of the Additional Partner Companies. The Additional Partner Companies, jointly and severally, agree, so long as any Primary Secured Obligations shall remain outstanding or any Bank shall have any commitment under or arising out of the Loan Agreement, that each of AMD Admin and (prior to the Substitution (if any)) AMD Saxony LLC will, unless the Security Agent shall have enforced any of the Security or the Agent (acting on the instructions of an Instructing Group) shall have otherwise consented in writing:

      (i)     furnish to the Agent (with copies for each of the Banks):

              (a) as soon as available, and in any event within ninety (90) days after the end of each calendar year, financial statements of AMD Admin consisting of a balance sheet of AMD Admin as at the end of such calendar year and a profit and loss statement and cash flow statement of AMD Admin for such calendar year, setting forth in comparative form the corresponding figures for the preceding calendar year (to the extent applicable), all in reasonable detail and certified by independent certified public accountants of recognised national standing and by an authorised financial officer of each of AMD Admin as fairly presenting in accordance with GAAP, consistently applied, the financial position and results of operations of AMD Admin;

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              (b)  as soon as available, and in any event within ninety (90)
                   days after the end of each Fiscal Year of AMD Saxony LLC, financial statements consisting of a balance sheet of AMD Saxony LLC as at the end of such Fiscal Year and a statement of income and statement of shareholders' equity and cashflows of AMD Saxony LLC for such Fiscal Year, setting forth in comparative form the corresponding figures for the preceding Fiscal Year (to the extent applicable), all in reasonable detail and certified by independent certified public accountants of recognised national standing and by an authorised financial officer of AMD Saxony LLC as fairly presenting in accordance with GAAP, consistently applied, the financial position and results of operations of AMD Saxony LLC;

              (c) promptly following the Additional Partner Companies' receipt or transmission thereof, and unless otherwise concurrently delivered by another AMD Company to the Agent under an Operative Document, a copy of each notice, report, schedule, certificate, financial statement, or other document furnished pursuant to any of the Operative Documents if such notice, report, schedule, certificate, financial statement, or other document could reasonably be considered material to the Agent or any Bank in connection with the Operative Documents and the entirety of the transactions contemplated thereby; and

              (d) such other information with respect to the business affairs, financial condition, and/or operations of the Additional Partner Companies as the Agent or any Bank (acting through the Agent) may from time to time reasonably request for purposes of the transactions contemplated by the Operative Documents.

      (ii) pay and perform all of its obligations under each of the Operative Documents to which it is a party in the manner and at the time contemplated therein.

      (iii) ensure that 100% of the capital partnership interests (Kapitalanteile) in AMD Saxonia shall be held by AMD Admin (as to Euro 250), AMD Holding (as to at least 99.99% (rounded to two decimal points) and AMD Saxony LLC (prior to a Substitution (if any)) (as to Euro 250 prior to its re-transfer of a fractional interest pursuant to the Conversion Documents, and as to 0% following such re-transfer), each of which shall hold no investment in any other person (except that AMD Admin is a wholly-owned subsidiary of AMD Holding) and that AMD Holding and AMD Saxony LLC shall be, in turn, wholly-owned subsidiaries of AMD Inc.

      (iv) with respect to AMD Saxony LLC, retransfer to AMD Holding its capital interest (Pflichteinlage) of Euro 250 in AMD Saxonia in accordance with the Assignment and Trust Agreement.

      (v) pay or discharge (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or any property belonging to it prior to the date on which penalties attach thereto, and (b) all lawful claims prior to the

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              time they become an Encumbrance upon any property of any of the
              Additional Partner Companies, and other than taxes, assessments, charges, levies, or claims included in clauses (a) and (b) above which are not, individually or collectively, substantial in aggregate amount; provided, that (after providing notice thereof to the Agent) neither AMD Saxony LLC nor AMD Admin shall be required to pay or discharge any such tax, assessment, charge, levy, or claim while the same is being contested by it in good faith and by appropriate proceedings and adequate book reserves have been established with respect thereto, and so long as the lien or charge resulting from the nonpayment or non-discharge of such tax, assessment, charge, levy, or claim shall not, individually or in the aggregate, have a Material Adverse Effect.

      (vi) cause AMD Saxonia to preserve and maintain its existence as a Limited Partnership, rights, privileges, and franchises in the jurisdiction of its incorporation, and cause AMD Saxonia to not have operations in any other jurisdiction.

      (vii) comply in all material respects with all laws, rules, regulations, and governmental orders (federal, state, local, and foreign) having applicability to it or to the business or businesses at any time conducted by each of the Additional Partner Companies except to the extent that any such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      (viii) promptly following a request from the Security Agent to do so and at the Additional Partner Companies' own expense, take all such lawful action as the Security Agent may reasonably request to enforce or secure the performance by each other AMD Company under any Operative Document to which the Additional Partner Companies are a party of such AMD Company's respective obligations under and in connection with the applicable Operative Document in accordance with the respective terms thereof, and exercise any right of termination or remedy available to the Additional Partner Companies thereunder or in connection therewith to the extent and in the manner reasonably directed by the Security Agent, including, without limitation, the institution of legal or administrative actions or proceedings to compel or enforce performance by each other AMD Company of its respective obligations thereunder, or to recover any payment due the Additional Partner Companies thereunder.

      (ix) keep, or cause to be kept, adequate records and books of account, in which complete entries are to be made reflecting its business and financial transactions, such entries to be made in accordance with GAAP consistently applied in the case of financial transactions or as otherwise required by applicable rules and regulations of any governmental agency or regulatory authority (federal, state, local or foreign) having jurisdiction over the Additional Partner Companies, or the transactions contemplated by this Agreement or the other Operative Documents to which it is or will be a party.

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     (x)    maintain, obtain or effect all Governmental Approvals which may at any time or from time to time be necessary for the due authorization, execution, delivery, performance, legality, validity, or enforceability of each of the Operative Documents to which it is or will be a party.

     (xi) with respect to AMD Admin, promptly pay proceeds from any tax refunds to AMD Saxonia.

     (xii) following the Conversion, promptly execute a declaration of liability substantially in the same form attached as Appendix Four to the SAB/Dresdner Subsidy Agreement, amended to reflect the addition of the Additional Partner Companies and promptly deliver or cause to be delivered, to the Agent the original executed version of the Power of Attorney referred to in para (xxiii) of the definition of Conversion Documents which shall be held by the Agent in accordance with the Operative Documents.

SECTION 13.7 Negative Covenants of the Additional Partner Companies. The Additional Partner Companies, jointly and severally agree, so long as any Primary Secured Obligation shall remain outstanding or any Bank shall have any commitment under or arising out of the Loan Agreement, that neither AMD Admin nor (prior to the Substitution (if any)) AMD Saxony LLC will, unless the Security Agent shall have enforced any of the Security or the Agent (acting on the instructions of an Instructing Group) shall have otherwise consented in writing:

     (i) terminate, amend or modify, or agree to the termination, amendment or modification, of any Operative Document to which it is a party.

     (ii) engage in any activities other than those contemplated by the Operative Documents to which it is a party or the transactions contemplated thereby and activities reasonably incidental thereto.

     (iii) create, incur, assume, or suffer to exist any Encumbrance in, upon, or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income to secure any obligation, except as contemplated by (1) the AMD Saxony LLC Security Documents, (2) the AMD Admin Security Documents and (3) for Permitted Encumbrances.

     (iv) create, incur, assume, or suffer to exist any Indebtedness, whether current or funded, except current accounts and other amounts payable in the ordinary course of business, and except to the extent contemplated by the Operative Documents.

     (v) create, incur, assume, or suffer to exist any obligations as lessee for the rental or hire of real or personal property of any kind whatsoever.

     (vi) assume, guarantee, or endorse, or otherwise become directly or contingently liable in respect of, any obligation of any Person, except pursuant to the Operative Documents to which it is a party.

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

     (vii) merge with or into or consolidate with any Person, or, acquire, lease, or purchase, all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any Person, or create or acquire any Subsidiary, except for AMD Saxonia.

     (viii) sell, lease, assign, transfer, or otherwise dispose of any of its assets, including its accounts receivable, except as contemplated by the Operative Documents or in connection with the Conversion and the Substitution (if any); or issue or sell any shares of any class of its capital stock to any Person except, with respect to AMD Saxony LLC, to AMD Inc. and except, with respect to AMD Admin, to AMD Holding in accordance with the Conversion Documents.

     (ix) make any loan or advance or extend any credit to any Person other than AMD Saxonia, or purchase or otherwise acquire the capital stock or obligation of, or any investment in, any Person other than AMD Saxonia, and in each case other than Cash Equivalent Investments which have been pledged to the Security Agent pursuant to the relevant Security Documents.

     (x) apply for or become liable with respect to any letter of credit or acceptance financing; or enter into or become liable with respect to any interest or currency swap, hedge, exchange, or other similar obligation.

     (xi) purchase any shares of, or interest in, any Person, other than, with respect to AMD Saxony LLC, the re-transfer of Euro 250 partnership interest in AMD Saxonia in connection with the Conversion, or redeem any of its shares, declare or pay any dividend thereon or make any distribution to its shareholders, except for any such redemption or distribution made as a result of the transactions contemplated by
            Section 6.3 or as otherwise contemplated by the Operative Documents; or accept any distributions or accept any payments of profits (Gewinnanspruch) including but not limited to, any and all rights and claims arising in connection with the capital accounts (Kapitalkonten), loan accounts (Darlehenskonten), and the private accounts (Privatkonten) of any partner (Gesellschafter), any claim to a distribution-quote (Auseinandersetzungsanspruch) including but not limited to any compensation in case of termination (Auflosung), in particular claims for liquidation proceeds (Liquidationserlos), withdrawal (Ausscheiden) of a partner, repaid capital in case of a capital decrease (Herabsetzung der Einlage oder der Pflichteinlage), repayment of capital (Ruckzahlung von Einlagen) or any other pecuniary claims (geldwerte Forderungen) from AMD Saxonia, except for any such distribution or payment of profits made as a result of the transactions contemplated by Section 6.3 or as otherwise contemplated by the Operative Documents.

     (xii) pay any salary, compensation, or bonus of any character to any officer, director, or employee of the Additional Partner Companies or provide any such Person with any medical, surgical, dental, hospital, disability, unemployment, retirement, pension, vacation, or insurance benefit of any kind or adopt, establish, or maintain any plan, fund, or program to provide any such benefit.

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    (xiii)  enter into any transaction with AMD Inc. or an Affiliate thereof
            (other than AMD Saxonia) on a basis materially less favourable to the Additional Partner Companies than would be the case if such transaction had been effected with a Person other than AMD Inc. or an Affiliate thereof.

    (xiv) open or maintain a bank account with any Person, except for demand or other deposit accounts at the Agent and at Security Agent.

    (xv) amend or modify the Organizational Documents of AMD Saxonia or the Additional Partner Companies.

    (xvi) issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of the Additional Partner Companies' business, except as contemplated by the Operative Documents.

    (xvii) commence, or join with any other creditor in commencing, any bankruptcy, reorganization, or insolvency proceeding with respect to AMD Saxonia or AMD Inc.

    (xviii) enter into any agreement other than as contemplated by the Operative
            Documents to which it is or will be a party or under any instrument or document delivered or to be delivered by it hereunder or thereunder, or in connection herewith or therewith.

    (xix) make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its Fiscal Year.

    (xx) with respect to AMD Saxony LLC, conduct any activities other than as general partner of AMD Saxonia or with respect to AMD Admin, conduct any activities other than as limited partner of AMD Saxonia (and as substitute general partner of AMD Saxonia, following the Substitution (if any)).

SECTION 13.8 Recourse to AMD Inc. for Breach of Covenant. It is expressly understood and agreed by the parties hereto that the obligations of AMD Saxonia under the Loan Agreement are intended to be limited recourse obligations from the perspective of AMD Inc. and that the covenants of the Sponsors and the Additional Partner Companies contained in this Article XIII are not intended to represent a guaranty of AMD Saxonia's obligations under the Loan Agreement. Accordingly, (i) neither AMD Inc. nor its assets (other than its interests in AMD Holding and AMD Saxony LLC) shall be exposed to liability (whether in damages or otherwise) for breach of any covenant contained in this Article XIII to the extent that such damages would otherwise result in AMD Inc. incurring greater financial exposure than the aggregate amount otherwise agreed to be payable by AMD Inc. pursuant to this Agreement and the other Operative Documents, and (ii) neither AMD Holding nor any Additional Partner Company shall have any right of contribution against AMD Inc. arising from any payment made by AMD Holding or such Additional Partner Company under this Agreement or the Sponsors' Guaranty to the extent that AMD Inc. provides funds for the purpose of such payment by contributions to AMD Holding's or such Additional Partner Company's stated capital or capital reserves and/or by loans to AMD Holding or such Additional Partner Company; provided, however, that the provisions of

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this Section 13.8 shall not be construed to absolve AMD Inc. for its liability, whether in damages or otherwise, for actions or omissions constituting fraud or misrepresentation or breach of warranty; and provided, further that the provisions of this Section 13.8 shall not preclude the Security Agent from seeking temporary relief (if otherwise available) for any prospective breach by AMD Inc. of its covenants contained in this Article XIII.

                                  ARTICLE XIV
                  Costs and Expenses; Indemnities; Taxes; Etc.

SECTION 14.1 Costs and Expenses. The Sponsors, jointly and severally, agree to pay (to the extent not previously paid by AMD Saxonia promptly following a demand by the Agent therefor, it being understood and agreed that the Agent will demand such payment for the costs and expenses of the preparation of this Agreement) all costs and expenses (including reasonable legal fees and expenses) of the Agent, the Security Agent, and the Paying Agent in connection with the negotiation, preparation, execution, and delivery of this Agreement, any amendments or modifications of (or supplements to) this Agreement, and any and all other documents furnished pursuant hereto or in connection herewith, as well as all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) if any, in connection with the enforcement of this Agreement or any other agreement furnished by them prior to the enforcement by the Security Agent of any of the Security pursuant hereto or in connection herewith.

SECTION 14.2 General Indemnity. The Sponsors, jointly and severally, hereby agree to indemnify, exonerate, and hold the Agent, the Security Agent, and the Paying Agent, and each of the officers, directors, employees of the Agent, the Security Agent, and the Paying Agent (herein collectively called the "Indemnitees") free and harmless from and against any and all actions, claims, losses, liabilities, damages, and expenses, including, without limitation, reasonable legal fees and expenses (herein collectively called the "Indemnified Liabilities"), which may be incurred by or asserted against the Indemnitees or any Indemnitee as a result of, or arising out of, or relating to, or in connection with:

     (i) the failure by either Sponsor or the relevant Additional Partner Company to comply with its respective obligations under this Agreement, the Conversion Documents, the Amendment Agreements, the Sponsors' Guaranty, the Sponsors' Loan Agreement and the Revolving Loan Facility Agreement (subject, in the case of Indemnified Liabilities arising from Article XIII, to the provisions of Section 13.8);

     (ii) the inaccuracy by either Sponsor of any of its representations and warranties contained in any of the Operative Documents to which it is a party as and when made or reaffirmed as the case may be (provided that AMD Inc. shall have no liability under this Section
            14.2 in respect of any inaccuracy by AMD Holding of the representation and warranty contained in Section 12.2 (xi)); and

     (iii) any investigation, litigation, or proceeding related to this Agreement or the consummation of the transactions contemplated hereby, whether or not any such Indemnitee is a party thereto, and, to the extent that the foregoing undertaking may be unenforceable for any reason, the Sponsors, jointly and severally, hereby

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            agree to make the maximum contribution to the payment and
            satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

In no event shall AMD Inc. indemnify the Indemnitees against any liabilities of AMD Saxony LLC or, following the Substitution, AMD Admin, arising solely by virtue of AMD Saxony LLC, or, following the Substitution, AMD Admin, being generally liable for the obligations of AMD Saxonia as the general partner of AMD Saxonia.

SECTION 14.3 Undertaking to Contribute. AMD Inc. hereby undertakes that in the event:

     (i) Either: (A) a liability is imposed on AMD Saxonia, AMD Holding or AMD Admin as a result of the German tax authorities re-characterising interest on the Sponsors' Loans or Revolving Loans as dividends; or (B) a liability is imposed on AMD Saxonia, AMD Holding or AMD Admin as a result of the German tax authorities ruling that AMD Saxonia, AMD Holding or AMD Admin, as the case may be, is not sufficiently profitable (any such liability referred to in (A) and (B) being together, the "Liabilities"), and, in the case of either (A) or (B)

     (ii) AMD Saxonia, AMD Holding and/or AMD Admin make payments to the German tax authorities in respect of the Liabilities as required by German law,

AMD Inc. shall advance Sponsors' Loans to AMD Saxonia or contribute Equity Capital (or other contributions to AMD Saxonia's capital reserves) to AMD Holding (and AMD Inc. shall to the extent necessary and depending on where the Liability arises, contribute sufficient funds or otherwise cause sufficient funds to be made available, to AMD Holding as shall be necessary to enable AMD Holding to so contribute to AMD Saxonia and AMD Inc. shall cause AMD Holding to do the same) in an amount equal to the amounts paid by AMD Saxonia (including payments by AMD Saxonia to AMD Holding or AMD Admin) in respect of the Liabilities, as follows:

To the extent AMD Saxonia has drawn all amounts available for drawing under the Revolving Loan Facility Agreement prior to the payment of such Liabilities, such Sponsors' Loans or Equity Capital contribution shall be made at the same time as the payment of the Liabilities.

To the extent AMD Saxonia has not drawn all amounts available for drawing under the Revolving Loan Facility Agreement prior to the payment of such Liabilities, such Sponsors' Loans or Equity Capital contribution shall be made at the time that AMD Saxonia draws all amounts available for drawing under the Revolving Loan Facility Agreement.

SECTION 14.4 SAB Related Agreements Indemnity. The Sponsors, jointly and severally, hereby agree to indemnify, exonerate, and hold the Agent, and each of the officers, directors, employees of the Agent (herein collectively called the "SAB Indemnitees") free and harmless from and against any and all actions, claims, losses, liabilities, damages, and expenses, including, without limitation, reasonable legal fees and expenses (herein collectively called the "Indemnified SAB Liabilities"), which may be incurred by or asserted against the SAB Indemnitees or any SAB Indemnitee as a result of, or arising out of, or relating to, or in

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connection with, the SAB Related Agreements (other than any such Indemnified SAB
Liabilities finally determined by a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of an SAB Indemnitee), and, to the extent that the foregoing undertaking may be unenforceable for any reason, the Sponsors, jointly and severally, hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified SAB Liabilities which is permissible under applicable law.

SECTION 14.5 Payments Free and Clear of Taxes, etc. Each of the Sponsors and Additional Partner Companies hereby agree that:

         (a) All payments by such Sponsor or Additional Partner Company hereunder shall be made to the Person entitled thereto in Same Day Funds, free and clear of and without deduction for any present or future income, excise, stamp, or franchise taxes and other taxes, fees, duties, withholdings, or other charges of any nature whatsoever imposed by any taxing authority on such payments, but excluding taxes imposed on or measured by such Person's net income or receipts or the net income or receipts of any branch thereof (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by either of the Sponsors or the Additional Partner Companies hereunder is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then such Sponsor or Additional Partner Company will, subject to Section 14.5(d),

               (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (ii) promptly forward to such Person (with a copy to the Security Agent) an official receipt or other documentation satisfactory to the Security Agent evidencing such payment to such authority; and

               (iii) pay to such Person such additional amount or amounts as is necessary to ensure that the net amount actually received by such Person will equal the full amount such Person would have received had no such withholding or deduction been required.

               Moreover, if any Taxes are directly asserted against any Person entitled to receive a payment under this Agreement with respect to any payment received by such Person hereunder, such Person may pay such Taxes and the Sponsors or Additional Partner Companies will promptly pay such additional amounts (including any penalties, interest, or expenses, but only (in the case of penalties or interest) to the extent not resulting from a negligent or wilful failure to pay any or all of such Taxes by such Person, as the case may be) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had no such Taxes been asserted.

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                  (b) The additional amount or amounts that either Sponsor or
                      Additional Partner Company shall be required to pay pursuant to clause (iii) of Section 14.5(a) shall be reduced, to the extent permitted by applicable law, by the amount of the offsetting tax benefits, if any, as determined by the relevant Person in the exercise of its sole discretion, which such Person actually receives and utilises as a result of such Sponsor's or Additional Partner Company's payment under clause (i) of Section 14.5(a) to the relevant authority (it being expressly understood and agreed that such Person shall be required to use commercially reasonable efforts to claim or utilise any such benefit which may be available to it unless it believes in good faith that to do so would be inconsistent with its internal tax and other policies or if, in its good faith judgment, it would be disadvantaged in any respect with respect to its tax position or planning).

                  (c) Subject to the relevant Person complying with Section
                      14.5(d) below, if any of the Sponsors or Additional Partner Companies fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the applicable recipient hereunder the required receipts or other required documentary evidence, such Sponsor or Additional Partner Company shall indemnify such Person for any incremental Taxes, interest, or penalties that may become payable by such Person as a result of any such failure.

                  (d) Each Person entitled to receive a payment hereunder that is entitled to claim an exemption (either on its own account or for the account of the relevant Sponsor or Additional Partner Company) in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 14.5 in respect of any payments made by a Sponsor or Additional Partner Company hereunder shall, within a reasonable time after receiving a written request from such Sponsor or Additional Partner Company, provide such Sponsor or Additional Partner Company with such certificates as may be appropriate in order to obtain the benefits of such exemption.

                  (e) Without prejudice to the survival of any other agreement of the Sponsors or the Additional Partner Companies hereunder, the agreements and obligations of the Sponsors or Additional Partner Companies contained in this Section
                      14.5 shall survive the payment in full of the principal of and interest on the loans and other financial accommodations made to AMD Saxonia under the Loan Agreement.

SECTION 14.6 Judgment. The Sponsors and Additional Partner Companies hereby agree that:

                  (a) If, for the purposes of obtaining a judgment in any court, it is necessary to convert a sum due hereunder in Deutsche Marks into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Security Agent could purchase Deutsche Marks

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

                      with such other currency on the Business Day preceding that on which final judgment is given.

                  (b) The obligation of each of the Sponsors or the Additional
                      Partner Companies in respect of any sum due from it to the Security Agent, the Agent, the Paying Agent, or any Bank hereunder shall, notwithstanding any judgment in a currency other than Deutsche Marks be discharged only to the extent that on the Business Day following receipt by the Security Agent, the Agent, the Paying Agent, or such Bank, as the case may be, of any sum adjudged to be so due in such other currency, the Security Agent, the Agent, the Paying Agent, or such Bank, as the case may be, may, in accordance with normal banking procedures, purchase Deutsche Marks with such other currency; in the event that the Deutsche Marks so purchased are less than the sum originally due to the Security Agent, the Agent, the Paying Agent, or any Bank, in Deutsche Marks, such Sponsor or Additional Partner Company, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless the Security Agent, the Agent, the Paying Agent, and each Bank against such loss, and if the Deutsche Marks so purchased exceed the sum originally due to the Security Agent, the Agent, or such Bank in Deutsche Marks, the Security Agent, the Agent, the Paying Agent, or such Bank, as the case may be, shall remit to the relevant Sponsor or Additional Partner Company such excess.


SECTION 14.7 License Agreement. With respect to the License Agreement,

                  (a) AMD Inc. hereby waives, and agrees to cause each of its
                      Subsidiaries other than AMD Saxonia to waive, any and all rights, claims and/or causes of action such Person now has or in the future may have against AMD Saxonia, its successors and assigns, the Agent, the Security Agent, the Paying Agent, any Bank, any receiver appointed to operate the Plant, or a third party purchaser of the capital stock, or of all or substantially all of the assets, of AMD Saxonia (herein collectively referred to as the "Beneficiaries" and individually as a "Beneficiary"), based on: (i) its use, in any manner whatsoever, of any Non-Proprietary Know-how or of Information Residuals (as such terms are defined in the License Agreement); (ii) its use, within the scope of the license granted in Section 3(a) of the License Agreement, of the Developed Intellectual Property (as defined in the License Agreement), or (iii) its use, in any manner whatsoever, of Post Research Agreement AMD Saxonia Developed Improvements or Post Research Agreement AMD Saxonia Developed Intellectual Property (as such terms are defined in the License Agreement). The preceding sentence notwithstanding, AMD Inc. does not waive any rights, claims or causes of action based on the infringement and/or misappropriation of any patents, copyrights, mask works, trademarks and trade secrets, whether registered or not, which are owned by AMD Inc. or by an Affiliate of AMD Inc. other than AMD Saxonia and

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

                      not licensed to AMD Saxonia under the License Agreement; provided, however, that the use of Information Residuals (as so defined) shall not be deemed to constitute an infringement and/or misappropriation of any intellectual property rights of AMD Inc. or any of its Subsidiaries (other than AMD Saxonia).

                  (b) each Sponsor hereby acknowledges and agrees that,
                      following the termination of the AMD Saxonia Wafer Purchase Agreement, the operation of the Plant by AMD Saxonia, its successors and assigns, or by a Beneficiary shall not, absent a separate infringement or other unlawful violation, under the License Agreement or otherwise, of a proprietary, substantial, and identifiable right of AMD Inc., or any of its Subsidiaries other than AMD Saxonia, constitute: (i) a breach of the terms of the License Agreement or of any of the Service Agreements (as defined in the License Agreement), or (ii) an infringement upon any intellectual property right of AMD Inc. or its Subsidiaries other than AMD Saxonia; and

                  (c) except where such failure was due to a breach by AMD
                      Saxonia of its covenants to cooperate with AMD Inc., if AMD Inc. fails to complete the document removal process set forth in Section 9 of the License Agreement within the period required therein following the termination of the AMD Saxonia Research Agreement, AMD Inc. and its Subsidiaries other than AMD Saxonia shall be deemed to have waived any and all rights, claims and/or causes of action they have or in the future may have against AMD Saxonia, its successors and assigns, or against a Beneficiary based on the disclosure or use, for any purpose, by such Person of any documentation left in the Plant on the grounds that such documentation or the information contained therein is proprietary to AMD Inc. or its Affiliates or Subsidiaries other than (in either case) AMD Saxonia.

                                   ARTICLE XV
                                  Miscellaneous

SECTION 15.1 No Waiver; Modifications in Writing. No failure or delay on the part of the Agent or the Security Agent in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Agent or the Security Agent at law or otherwise. No amendment, modification, supplement, termination, or waiver of or to any provision of this Agreement, or consent to any departure by either Sponsor therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Agent and the Security Agent. Any waiver of any provision of this Agreement, and any consent to any departure by either Sponsor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on either Sponsor in any case shall entitle such Sponsor to any other or further notice or demand in similar or other circumstances.

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SECTION 15.2 Severability of Provisions. In case any provision of this Agreement is invalid or unenforceable, the validity or enforceability of the remaining provisions hereof shall remain unaffected. The parties hereto shall have an obligation to replace any invalid or unenforceable provision by a valid and enforceable provision which approximates best the economic purpose of the invalid provision.

SECTION 15.3 Termination. This Agreement and the obligations of the parties hereunder shall terminate on the day that AMD Saxonia has paid in full all of the Primary Secured Obligations, and the Banks shall have no other or further commitments under the Loan Agreement; provided, that such obligations shall automatically revive and be reinstated if and to the extent that AMD Saxonia shall subsequently have obligations to any Secured Party under or in connection with any of the Operative Documents.

SECTION 15.4 Assignment. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and their respective successors and assigns; provided that neither AMD Inc. nor AMD Holding nor the Additional Partner Companies shall have the right to transfer or assign their respective rights under this Agreement without the prior written consent of the Agent and the Security Agent.

SECTION 15.5 Notice. All notices, demands, instructions, and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage pre-paid, return receipt requested, or by pre-paid telex, TWX, or telegram, or by pre-paid courier service, or by telecopier, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 15.5. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 15.5, notices, demands, instructions, and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated below.

         To the Security Agent:

         Dresdner Bank AG, as Security Agent
         Ostra Allee 9
         01067 Dresden
         Attention:     Betreuung Unternehmenskunden
         Facsimile No.: (49) 351 489-1300

         To the Agent:

         Dresdner Bank Luxembourg S.A., as Agent
         26, rue du Marche-aux-Herbes
         L-2097 Luxembourg
         Attention:     Direktion
         Facsimile No.: (352) 4760-824

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         To AMD Inc.:

         Advanced Micro Devices, Inc.
         One AMD Place
         Sunnyvale, California  94088
         Attention:     General Counsel
         Facsimile No.: (1) (408) 749-3945

         To AMD Holding:

         AMD Saxony Holding GmbH
         Wilschdorfer Landstrasse 101
         01109 Dresden
         Attention:     Geschaftsfuhrer
         Facsimile No.: 49 351 277 91300

         To AMD Admin:

         Wilschdorfer Landstrasse 101
         01109 Dresden
         Attention:     Geschaftsfuhrer
         Facsimile No.: 49 351 277 91300

         To AMD Saxony LLC:

         One AMD Place

         Mailstop 150
         Sunnyvale, California 94088
         Attention:     Manager
         Facsimile No.: (408) 774 7399

SECTION 15.6 Relationship to Other Agreements. The rights of the Agent and the Security Agent pursuant to this Agreement are in addition to any other rights or remedies which the Agent and the Security Agent may have under statutory law or other agreements between one or more of the Agent, the Security Agent, the Banks, and AMD Inc. or AMD Holding or the Additional Partner Companies.

SECTION 15.7 Effectiveness of Agreement; Survival; Expiry of Obligation. This Agreement shall not be effective for any purpose whatsoever prior to the execution and delivery of the Loan Agreement by each of AMD Saxonia and the Agent. Subject to Section 15.3 hereof, the obligations of the Sponsors under this Agreement shall terminate, except as otherwise provided herein, upon the payment in full of all of the Primary Secured Obligations to the Secured Parties under or in connection with the Financing Documents and the Security Documents, and the expiration or termination of all of their respective commitments thereunder (the "Loan Agreement Termination Date"); provided, however, that the obligations of the Sponsors contained in Article XIV hereof shall survive any termination of this Agreement. Except as provided in Section 2.4 of the Sponsors' Guaranty, the obligations of the Sponsors under the Sponsors' Guaranty shall expire on the Loan Agreement Termination Date.

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SECTION 15.8 EMU. European Economic and Monetary Union anticipate the introduction of a single currency and the substitution of the national currencies of Member States participating in Monetary Union. On the date on which the Deutsche Mark is replaced by the single currency, conversion into such currency shall take effect. The denomination of the original currency shall be retained for so long as this is legally permissible. Conversions shall be based on the officially fixed rate of conversion. Neither the introduction of the single currency nor the substitution of the national currencies of the Member States participating in European Monetary Union nor the fixing of the official rate of conversion nor any economic consequences that arise from any of the aforementioned events or in connection with European Monetary Union shall give rise to any right to terminate prematurely, contest, cancel, rescind, modify, or renegotiate this Agreement or any of its provisions or to raise any other objections and/or exceptions or to assert any claims for compensation. This Agreement shall continue in full force and effect in accordance with its terms.

                                  ARTICLE XVI
                    Governing Law, Jurisdiction, and Language

SECTION 16.1 Governing Law. The form and execution of this Agreement and all rights and obligations of the parties arising hereunder shall be governed by the Laws of the Federal Republic of Germany.

SECTION 16.2 Jurisdiction. Each of AMD Inc., AMD Admin, AMD Saxony LLC and AMD Holding hereby submits to the exclusive jurisdiction of the courts in Frankfurt am Main for any dispute arising out of or in connection with this Agreement. AMD Inc. and AMD Saxony LLC state that Advanced Micro Devices GmbH, whose address is Rosenheimerstrasse 143b, 81671 Munich, Germany, Attention: Legal Department,
Tel: +49 89 450 530, Fax: +49 89 406 490, Telex: 841523883, is their respective accredited agent for service of process and hereby undertake to maintain an agent for service in Germany. The foregoing submission to jurisdiction shall not (and shall not be construed so as to) limit the rights of the Agent or the Security Agent to take suits, actions, or proceedings against a Sponsor or AMD Admin or AMD Saxony LLC to enforce any judgment rendered by the courts in Frankfurt am Main in any other court or entity of competent jurisdiction where such Sponsor or AMD Admin or AMD Saxony LLC, as the case may be, has assets, nor shall the taking of suits, actions, or proceedings to enforce any such judgment in one or more jurisdictions preclude the taking of enforcement proceedings in any other jurisdiction, whether concurrently or not.

SECTION 16.3 Use of English Language. This Agreement has been executed in the English language. All certificates, reports, notices, and other documents and communications given or delivered pursuant to this Agreement shall be in the English language and, if reasonably requested by the Agent, shall be accompanied by a certified German translation thereof. In the event of any inconsistency, the English language version of any such document shall control.

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

IN WITNESS WHEREOF, each of the parties set out below has caused this Agreement to be duly executed and delivered by its respective officer or agent thereunto duly authorised as of the date first above written.

                                               ADVANCED MICRO DEVICES, INC.


                                               By_______________________________

                                               Its______________________________

                                               AMD SAXONY HOLDING GMBH


                                               By_______________________________

                                               Its______________________________

                                               AMD SAXONY ADMIN GMBH


                                               By_______________________________

                                               Its______________________________

                                               AMD SAXONY LLC


                                               By_______________________________

                                               Its______________________________

                                               DRESDNER BANK LUXEMBOURG S.A.,
                                               as Agent

                                               By_______________________________

                                               Its______________________________

                                                   DRESDNER BANK AG,
                                                   as Security Agent

                                                   By___________________________

                                                   Its__________________________

                                       86